Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                            SADDLE BROOK, NEW JERSEY

                                       AND

                               BRIDGE VIEW BANCORP
                          ENGLEWOOD CLIFFS, NEW JERSEY






                          Dated as of November 18, 2002

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                                TABLE OF CONTENTS


ARTICLE I             ACQUISITION OF BVB BY INTERCHANGE...........................................................2
         Section 1.01      Merger of BVB with and into Interchange................................................2
         Section 1.02      Effective Date and Effective Time......................................................2
         Section 1.03      Effects of the Merger..................................................................2
         Section 1.04      Certificate of Incorporation and Bylaws................................................2
         Section 1.05      Directors and Officers.................................................................3
         Section 1.06      Conversion of Securities...............................................................3
         Section 1.07      Election Procedures....................................................................5
         Section 1.08      Exchange Procedures; Surrender of Certificates.........................................8
         Section 1.09      Treatment of BVB Stock Options........................................................10
         Section 1.10      Tax Consequences......................................................................10
         Section 1.11      Voting Agreement and Irrevocable Proxy................................................10

ARTICLE II            THE CLOSING AND THE CLOSING DATE...........................................................11
         Section 2.01      Time and Place of the Closing and Closing Date........................................11
         Section 2.02      Actions to be Taken at the Closing by BVB.............................................11
         Section 2.03      Actions to be Taken at the Closing by Interchange.....................................13
         Section 2.04      Further Assurances....................................................................14

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BVB......................................................14
         Section 3.01      Organization and Authority............................................................14
         Section 3.02      Subsidiaries..........................................................................15
         Section 3.03      Capitalization of BVB.................................................................15
         Section 3.04      Execution and Delivery; No Violation..................................................16
         Section 3.05      Consents and Approvals................................................................17
         Section 3.06      Financial Statements..................................................................17
         Section 3.07      No Adverse Change.....................................................................18
         Section 3.08      Absence of Certain Changes or Events..................................................18
         Section 3.09      Litigation............................................................................20
         Section 3.10      Taxes and Tax Returns.................................................................20
         Section 3.11      Undisclosed Liabilities...............................................................22
         Section 3.12      Title to Assets.......................................................................22
         Section 3.13      Condition of Assets...................................................................22
         Section 3.14      Contracts.............................................................................23
         Section 3.15      Investments...........................................................................23
         Section 3.16      Interest Rate Risk Management Instruments.............................................24
         Section 3.17      Loans.................................................................................24
         Section 3.18      Evidences of Indebtedness.............................................................24
         Section 3.19      Proprietary Rights....................................................................25
         Section 3.20      Deposit Summary.......................................................................25
         Section 3.21      Transactions with Certain Persons and Entities........................................25
         Section 3.22      Guaranties............................................................................25
         Section 3.23      Insurance.............................................................................26
         Section 3.24      Compliance with Laws, Permits and Instruments.........................................26
                                       i
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         Section 3.25      Absence of Certain Business Practices.................................................26
         Section 3.26      Environmental Compliance..............................................................27
         Section 3.27      Regulatory Compliance.................................................................27
         Section 3.28      Community Reinvestment Act............................................................28
         Section 3.29      Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act.......28
         Section 3.30      Usury Laws and Other Consumer Compliance Laws.........................................28
         Section 3.31      Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act................28
         Section 3.32      Fiduciary Responsibilities............................................................29
         Section 3.33      Registration Statement; Joint Proxy Statement/Prospectus..............................29
         Section 3.34      BVB Statements and Reports............................................................29
         Section 3.35      Books and Records.....................................................................29
         Section 3.36      Employee Relationships................................................................30
         Section 3.37      Employee Benefit Plans................................................................30
         Section 3.38      Completion of Transaction.............................................................32
         Section 3.39      Representations Not Misleading........................................................32


ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF INTERCHANGE..............................................32
         Section 4.01      Organization and Authority............................................................32
         Section 4.02      Capitalization of Interchange.........................................................33
         Section 4.03      Execution and Delivery; No Violation..................................................33
         Section 4.04      Financial Statements..................................................................34
         Section 4.05      No Adverse Change.....................................................................34
         Section 4.06      Absence of Certain Changes or Events..................................................35
         Section 4.07      Litigation............................................................................36
         Section 4.08      Taxes.................................................................................36
         Section 4.09      Undisclosed Liabilities...............................................................37
         Section 4.10      Insurance.............................................................................37
         Section 4.11      Compliance with Laws, Permits and Instruments.........................................38
         Section 4.12      Absence of Certain Business Practices.................................................38
         Section 4.13      Consents and Approvals................................................................38
         Section 4.14      Environmental Compliance..............................................................38
         Section 4.15      Regulatory Compliance.................................................................39
         Section 4.16      Community Reinvestment Act............................................................39
         Section 4.17      Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act.......40
         Section 4.18      Usury Laws and Other Consumer Compliance Laws.........................................40
         Section 4.19      Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act................40
         Section 4.20      Registration Statement; Joint Proxy Statement/Prospectus..............................40
         Section 4.21      Interchange Statements and Reports....................................................41
         Section 4.22      Books and Records.....................................................................41
         Section 4.23      Employee Benefit Plans................................................................41
         Section 4.24      Completion of Transaction.............................................................43
         Section 4.25      Representations Not Misleading........................................................43

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ARTICLE V             COVENANTS OF BVB...........................................................................43
         Section 5.01      Best Efforts..........................................................................43
         Section 5.02      BVB Shareholders' Meeting.............................................................43
         Section 5.03      Information Furnished by BVB..........................................................44
         Section 5.04      Affirmative Covenants.................................................................44
         Section 5.05      Negative Covenants....................................................................46
         Section 5.06      Access; Pre-Closing Investigation.....................................................48
         Section 5.07      Invitations to and Attendance at Directors' and Committee Meetings....................48
         Section 5.08      Additional Financial Statements.......................................................49
         Section 5.09      Untrue Representations................................................................49
         Section 5.10      Litigation and Claims.................................................................49
         Section 5.11      Notice of Material Adverse Changes....................................................49
         Section 5.12      No Negotiation with Others............................................................49
         Section 5.13      Consents and Approvals................................................................50
         Section 5.14      Environmental Investigation; Right to Terminate Agreement.............................50
         Section 5.15      Restrictions on Resales...............................................................51
         Section 5.16      Shareholder Lists.....................................................................51
         Section 5.17      Employee Plans........................................................................51
         Section 5.18      Employee Health and Welfare Plans.....................................................52
         Section 5.19      BVB Stock Option Plans and BVB Stock Options..........................................52
         Section 5.20      Voting Agreement......................................................................52
         Section 5.21      Non-Compete Agreements................................................................52
         Section 5.22      Accruals and Reserves.................................................................52
         Section 5.23      280G Payments.........................................................................52
         Section 5.24      Dividends.............................................................................53
         Section 5.25      Disclosure Schedules..................................................................53

ARTICLE VI            COVENANTS OF INTERCHANGE...................................................................53
         Section 6.01      Best Efforts..........................................................................53
         Section 6.02      Interchange Shareholders' Meeting.....................................................53
         Section 6.03      Regulatory Approvals and Registration Statement.......................................54
         Section 6.04      Information for Applications and Statements...........................................55
         Section 6.05      Prohibited Acts of Interchange........................................................55
         Section 6.06      Access; Pre-Closing Investigation.....................................................55
         Section 6.07      Untrue Representations................................................................56
         Section 6.08      Litigation and Claims.................................................................56
         Section 6.09      Notice of Material Adverse Changes....................................................56
         Section 6.10      Consents and Approvals................................................................56
         Section 6.11      Employee Matters......................................................................56
         Section 6.12      Conduct of Business in the Ordinary Course............................................57
         Section 6.13      Disclosure Schedules..................................................................57

ARTICLE VII           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BVB.............................................57
         Section 7.01      Representations and Warranties........................................................57
         Section 7.02      Performance of Interchange Obligations................................................57
         Section 7.03      Shareholder Approvals.................................................................57
         Section 7.04      Government and Other Approvals........................................................58

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         Section 7.05      No Litigation.........................................................................58
         Section 7.06      Delivery of Closing Documents.........................................................58
         Section 7.07      Registration Statement................................................................58
         Section 7.08      Nasdaq Listing........................................................................59
         Section 7.09      Federal Tax Opinion...................................................................59
         Section 7.10      No Material Adverse Change............................................................59

ARTICLE VIII          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INTERCHANGE.....................................59
         Section 8.01      Representations and Warranties........................................................59
         Section 8.02      Performance of BVB Obligations........................................................59
         Section 8.03      Shareholder Approvals.................................................................59
         Section 8.04      Government and Other Approvals........................................................59
         Section 8.05      No Litigation.........................................................................60
         Section 8.06      Delivery of Closing Documents.........................................................60
         Section 8.07      Receipt of Shareholder Letters........................................................60
         Section 8.08      Registration Statement................................................................60
         Section 8.09      Nasdaq Listing........................................................................60
         Section 8.10      Federal Tax Opinion...................................................................60
         Section 8.11      Accounting Treatment..................................................................62
         Section 8.12      No Material Adverse Change............................................................62
         Section 8.13      Termination and/or Integration of Employee Plans......................................62

ARTICLE IX            TERMINATION AND ABANDONMENT................................................................62
         Section 9.01      Expenses..............................................................................62
         Section 9.02      Right of Termination..................................................................63
         Section 9.03      Notice of Termination.................................................................66
         Section 9.04      Effect of Termination.................................................................66

ARTICLE X             CONFIDENTIAL INFORMATION...................................................................66
         Section 10.01     Definition of "Recipient," "Disclosing Party" and "Representative"....................66
         Section 10.02     Definition of "Subject Information"...................................................67
         Section 10.03     Confidentiality.......................................................................67
         Section 10.04     Securities Law Concerns...............................................................67
         Section 10.05     Return of Subject Information.........................................................68
         Section 10.06     Specific Performance/Injunctive Relief................................................68

ARTICLE XI            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ADDITIONAL REMEDIES............................68
         Section 11.01     Survival of Representations and Warranties............................................68
         Section 11.02     Additional Remedies...................................................................68

ARTICLE XII           MISCELLANEOUS..............................................................................69
         Section 12.01     Brokerage Fees and Commissions........................................................69
         Section 12.02     Expenses..............................................................................69
         Section 12.03     Entire Agreement......................................................................69
         Section 12.04     Further Cooperation...................................................................69

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         Section 12.05     Severability..........................................................................70
         Section 12.06     Notices...............................................................................70
         Section 12.07     Governing Law.........................................................................71
         Section 12.08     Multiple Counterparts.................................................................71
         Section 12.09     Certain Definitions...................................................................72
         Section 12.10     Specific Performance..................................................................73
         Section 12.11     Attorneys' Fees and Costs.............................................................73
         Section 12.12     Interpretation........................................................................73
         Section 12.13     No Third Party Beneficiaries..........................................................74
         Section 12.14     Assignment............................................................................74
         Section 12.15     Public Disclosure.....................................................................74
         Section 12.16     Extension; Waiver.....................................................................74
         Section 12.17     Amendments............................................................................75
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                                    EXHIBITS


Exhibit A              -        Form of Voting Agreement and Irrevocable Proxy
Exhibit B              -        Form of Shareholder Letter
Exhibit C              -        Persons to Deliver Non-Compete Agreements
Exhibit D              -        Form of Non-Compete Agreement
Exhibit E              -        Index Group


                                       vi

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 18th day of November, 2002, by and between INTERCHANGE FINANCIAL SERVICES CORPORATION, a New Jersey corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal offices in Saddle Brook, New Jersey ("Interchange"), and BRIDGE VIEW BANCORP, a New Jersey corporation and registered bank holding company under the BHCA with its principal offices in Englewood Cliffs, New Jersey ("BVB").

                                   WITNESSETH:

     WHEREAS, Interchange is a corporation duly organized and existing under the laws of the State of New Jersey; and

     WHEREAS, BVB is a corporation duly organized and existing under the laws of the State of New Jersey; and

     WHEREAS, this Agreement provides for the merger of BVB with and into Interchange (the "Merger"); and

     WHEREAS, as a result of the Merger, (i) all of the issued and outstanding shares of voting common stock, no par value per share, of BVB (the "BVB Stock") (other than fractional share interests which will be cashed out and as otherwise set forth herein) shall be converted into and exchanged for cash and/or shares of voting common stock, no par value per share, of Interchange (the "Interchange Stock") in the manner provided for in this Agreement, and (ii) all of the issued and outstanding shares of Interchange Stock shall continue to be issued and outstanding shares of capital stock of Interchange as the surviving corporation in the Merger; and

     WHEREAS, the board of directors of Interchange (the "Interchange Board") and the board of directors of BVB (the "BVB Board") have each approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution hereof; and

     WHEREAS, Interchange and BVB believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Interchange, BVB and their respective shareholders; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Interchange and BVB desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated thereby.

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     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto, intending to be bound hereby, undertake, promise, covenant and agree with each other as follows:

                                    ARTICLE I
                       ACQUISITION OF BVB BY INTERCHANGE

     Section 1.01 Merger of BVB with and into Interchange. Subject to the terms and conditions of this Agreement, BVB shall be merged with and into Interchange on the Effective Date (as defined in Section 1.02) in accordance with the provisions of Section 14A:10-1 of the New Jersey Business Corporation Act (the "NJBCA") and the separate corporate existence of BVB shall cease. Interchange shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New Jersey.

     Section 1.02 Effective Date and Effective Time. Subject to the terms and conditions of this Agreement, upon the filing with the Secretary of State of the State of New Jersey (the "NJSOS") of a duly executed Certificate of Merger, the Merger shall become effective. The Certificate of Merger shall include this Agreement. The date on which the Merger is effective shall be referred to herein as the "Effective Date", which the parties shall use their best efforts to cause to occur on the Closing Date (as defined in Section 2.01), and the effective time of the Merger shall be referred to herein as the "Effective Time".

     Section 1.03 Effects of the Merger. The Merger shall have the effects provided by this Agreement and as set forth in Section 14A:10-6 of the NJBCA. The Surviving Corporation shall (i) be deemed to be a continuation in entity and identity of each of BVB and Interchange, (ii) possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of BVB and Interchange, (iii) be subject to all the liabilities, obligations, duties and relations of each merging party, and (iv) without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to BVB and Interchange. At the Effective Time, all rights, title and interests to all real property and personal property, tangible and intangible, of every kind and description belonging to each of Interchange and BVB shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest therein, vested in either Interchange or BVB shall not revert or be in any way impaired by reason of such Merger. The Surviving Corporation shall be liable for all the obligations and liabilities of Interchange and BVB, and any claim existing or action or proceeding pending by or against either Interchange or BVB may be enforced as if such Merger had not taken place. Neither the rights of creditors nor any liens upon, or security interests in, the property of either Interchange or BVB shall be impaired by such Merger.

     Section 1.04 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws, respectively, of Interchange in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed in accordance with applicable law.

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     Section 1.05 Directors and Officers. At the Effective Time, the directors and officers of Interchange immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger; provided, however, that the following three (3) representatives of the BVB Board shall be appointed to the board of directors of the Surviving Corporation at a meeting of such board next following the Effective Date: Gerald
A. Calabrese, Jr., Joseph C. Parisi and John A. Schepisi. In addition, the following six (6) representatives of BVB shall be appointed to the board of directors of Interchange Bank at a meeting of such board next following the Effective Date: Gerald A. Calabrese, Jr., Glenn L. Creamer, Mark Metzger, Jeremiah F. O'Connor, Joseph C. Parisi and John A. Schepisi. Subject to the foregoing, such directors and officers shall hold office in accordance with the respective Bylaws of the Surviving Corporation and Interchange Bank and applicable law.

     Section 1.06 Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of Interchange, BVB or any holder of the following securities:

     A. Each share of Interchange Stock that is issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation as of the Effective Time and shall not be affected by the Merger. References to Interchange Stock in this Agreement as of and after the Effective Time shall be deemed to mean the common stock of the Surviving Corporation.

     B. Subject to the other provisions of this Article II, each share of BVB Stock that is issued and outstanding immediately prior to the Effective Time, shall cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.07 hereof, either:

     (i) a number of shares of Interchange Stock equal to the Exchange Ratio (the "Per Share Stock Amount");

     (ii) cash in the amount of the Per Share Cash Amount; or

     (iii) a combination of Interchange Stock and cash in the amounts as determined in accordance with Section 1.07.

     provided, however that (a) the aggregate amount of cash exchangeable for shares of BVB Stock in the Merger shall not exceed the Total Cash Amount, and
(b) the aggregate number of shares of Interchange Stock that shall be issued in the Merger shall not exceed the Total Stock Amount.

     C. For purposes of this Agreement the following definitions shall apply:

     (i) "Total Cash Amount" means $33,528,472 less the aggregate dollar amount of cash paid to the holders of BVB Stock Options (as defined in Section 3.03.B) pursuant to Section 1.09.

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     (ii) "Total Stock Amount" means 2,949,719 shares of Interchange Stock.

     (iii) "Merger Consideration" means the sum of the Total Cash Amount and the Total Stock Amount.

     (iv) "Exchange Ratio" means the number determined by dividing (a) the Per Share Value by (b) the Interchange Measurement Price.

     (v) "Aggregate Merger Consideration Value" means the sum of (a) the Total Cash Amount, and (b) the Interchange Measurement Price multiplied by the Total Stock Amount.

     (vi) "Per Share Value" means the value of a share of BVB Stock determined by dividing (a) the Aggregate Merger Consideration Value by (b) the aggregate number of shares of BVB Stock outstanding as of the Effective Time.

     (vii) "Per Share Cash Amount" means the amount of cash equal to the Per Share Value.

     (viii) "Interchange Measurement Price" means the average of the closing bid and ask price for a share of Interchange Stock as reported by the Nasdaq National Market ("Nasdaq") during the Valuation Period.

     (ix) "Valuation Period" means the period of twenty (20) consecutive trading days ending on the Election Deadline (as defined in Section 1.07)

     D. Notwithstanding any other provision of this Agreement, no fractional shares of Interchange Stock shall be issued in the Merger and, in lieu thereof, holders of shares of BVB Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of BVB Stock held by such holder) shall be paid an amount in cash (without interest) equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of Interchange Stock as reported by Nasdaq on the business day immediately preceding the Effective Date. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     E. If, between the date hereof and the Effective Date, the outstanding shares of shares of BVB Stock or Interchange Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the Per Share Value, the Exchange Ratio, the Per Share Cash Amount, the Per Share Stock Amount and Total Stock Amount shall be appropriately and proportionately adjusted so that the shareholders of BVB shall be entitled to receive the Merger Consideration in such proportion as they would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

     F. As of the Effective Time, all shares of BVB Stock converted into the Merger Consideration pursuant to this Section 1.06 shall no longer be outstanding and shall automatically be cancelled and retired, and all rights with respect thereto shall cease to exist, and each holder of BVB Stock shall cease to have any rights thereto, except the right to receive, upon surrender of the certificate(s) representing any such shares of BVB Stock in accordance with
Section 1.08 hereof, his or her pro rata share of the Merger Consideration pursuant to this Section 1.06.

     G. At the Effective Time, the stock transfer books of BVB shall be closed, and no transfer of BVB Stock theretofore outstanding shall thereafter be made.

     H. Any shares of BVB Stock that are owned by BVB (including treasury shares) or Interchange (other than shares held in a fiduciary capacity or shares held in satisfaction of a debt previously contracted) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 1.07 Election Procedures.

     A. Election forms and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BVB Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to an exchange agent designated by Interchange (the "Exchange Agent")) in such form as Interchange and BVB shall mutually agree ("Election Forms") shall be mailed 30 days prior to the anticipated Effective Date or on such other earlier date as BVB and Interchange shall mutually agree ("Mailing Date") to each holder of record of BVB Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

     B. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), subject to the allocation procedures of this Section 1.07, either (i) to elect to receive only Interchange Stock with respect to such holder's BVB Stock ("Stock Election Shares"); (ii) to elect to receive only cash with respect to such holder's BVB Stock ("Cash Election Shares"); (iii) to elect to receive a combination of Interchange Stock and cash with respect to such holder's BVB Stock rounded, in each case, to the nearest whole share ("Mixed Election Shares"); or (iv) to indicate that such holder makes no election ("No Election Shares"). Subject to the allocation procedures of this Section 1.07, the Mixed Election Shares shall be divided by the Exchange Agent into such portion (to be as closely as possible to 60% in the aggregate) with respect to which the holder will receive Interchange Stock (the "Mixed Stock Shares") and such portion (to be approximately 40% in the aggregate) with respect to which the holder will receive cash (the "Mixed Cash Shares") for the purposes of allocating the total consideration as specified below, it being the intention that, to the fullest extent possible, subject to all applicable constraints, all Mixed Election Shares shall receive the consideration with respect to which a Mixed election has been made without regard to the pro rata selection process set forth below. Any BVB Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m., Eastern time, on the 25th day following the Mailing Date (or such other time and date as Interchange and BVB may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

     C. Interchange shall make available up to two separate Election Forms, or such additional Election Forms as Interchange in its sole discretion may permit, to all persons who become holders (or beneficial owners) of BVB Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and BVB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. BVB acknowledges that no deadlines for mailing Election Forms contained elsewhere in this Agreement shall be applicable to such shareholders and that the election requests of such shareholders need not be honored.

     D. Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of BVB Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. Following the Election Deadline, an Election Form may not be revoked or changed by the person submitting such Election Form. In the event an Election Form is revoked prior to the Election Deadline, the shares of BVB Stock represented by such Election Form shall become No Election Shares and Interchange shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have the sole discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Interchange nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     E. Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Interchange shall cause the Exchange Agent to effect the allocation among the holders of BVB Stock of rights to receive Interchange Stock or cash in the Merger in accordance with the Election Forms as follows:

     (i) Stock Elections Plus the Mixed Stock Shares Less Than The Total Stock Amount. If the number of shares of Interchange Stock that would be issued upon conversion into Interchange Stock of the Stock Election Shares and Mixed Stock Shares is less than the Total Stock Amount, then:

     a. all Mixed Stock Shares and Stock Election Shares shall be converted into the right to receive the Per Share Stock Amount,

     b. the Exchange Agent shall then select first from among the No Election Shares, then (if necessary) shares held by the shareholders subject to 1.07.C, and then (if necessary) from among the Cash Election Shares, by a pro rata selection process (as described below), a sufficient number of shares ("Stock Designated Shares") such that the number of shares of Interchange Stock that will be issued in the Merger equals as closely as practicable the Total Stock Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Amount, and

     c. the Cash Election Shares, the No Election Shares and the shares held by shareholders subject to 1.07.C which are not Stock Designated Shares and all Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Amount.

     (ii) Stock Elections and the Mixed Stock Shares More Than The Total Stock Amount. If the number of shares of Interchange Stock that would be issued upon the conversion into Interchange Stock of the Stock Election Shares and Mixed Stock Shares is greater than the Total Stock Amount, then:

     a. all Mixed Cash Shares, Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Amount,

     b. the Exchange Agent shall then select first from among the shares held by the shareholders subject to 1.07.C, and then (if necessary) from among the Stock Election Shares, by a pro rata selection process (as described below) a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Interchange Stock that will be issued in the Merger equals as closely as practicable the Total Stock Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Amount, and

     c. the Stock Election Shares and the shares held by shareholders, subject to 1.07.C which are not Cash Designated Shares and all Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Amount.

     (iii) Stock Elections and Mixed Stock Shares Equal to the Total Stock Amount. If the number of shares of Interchange Stock that would be issued upon conversion into Interchange Stock of the Stock Election Shares and Mixed Stock Shares is equal or, in Interchange's sole discretion, nearly equal to the Total Stock Amount, then subparagraphs (i) and (ii) above and subparagraphs (iv) and
(v) below shall not apply and all Stock Election Shares and Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Amount and all Cash Election Shares, Mixed Cash Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Amount.

     (iv) Stock Elections, Mixed Stock Shares and No Elections Equal to Total Stock Amount. If the number of shares of Interchange Stock that would be issued upon the conversion into Interchange Stock of the Stock Election Shares, Mixed Stock Shares and No Election Shares would equal or, in Interchange's sole discretion, nearly equal the Total Stock Amount, then subparagraphs (i), (ii) and (iii) above and subparagraph (v) below shall not apply and all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Amount and all Stock Election Shares, Mixed Stock Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Amount.

     (v) Mixed Stock Shares More Than Total Stock Amount. If the number of shares of Interchange Stock that would be issued upon the conversion into Interchange Stock of the Mixed Stock Shares is greater than the Total Stock Amount, then;

     a. all Mixed Cash Shares, Cash Election Shares, No Election Shares and Stock Election Shares shall be converted into the right to receive the Per Share Cash Amount,

     b. the Exchange Agent shall select first from among the shares held by the shareholders subject to 1.07.C, and then (if necessary) from among the Mixed Stock Shares by a pro rata selection process (as described below) a sufficient number of shares ("Mixed Designated Shares") such that the number of shares of Interchange Stock that will be issued in the Merger equals as closely as practicable the Total Stock Amount, and all Mixed Designated Shares shall be converted into the right to receive the Per Share Cash Amount, and

     c. the Mixed Stock Shares and the shares held by shareholders subject to 1.07.C that are not Mixed Designated Shares shall be converted into the right to receive the Per Share Stock Amount.

The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Interchange and BVB.

     F. Notwithstanding any other provision of this Agreement to the contrary, if the tax opinion referred to in Section 8.10 cannot be rendered because the counsel charged with providing such opinion reasonably determines that the Merger may not satisfy the continuity of interest requirements applicable to reorganizations under Section 368(a) of the Code, Interchange shall reduce the Total Cash Amount by the minimum amount necessary to enable such tax opinion to be rendered, and shall correspondingly increase the Total Stock Amount by issuing additional shares of Interchange Stock based on the Interchange Measurement Price so that the Aggregate Merger Consideration Value remains unchanged.

     Section 1.08 Exchange Procedures; Surrender of Certificates.

     A. Each previous holder of a Certificate that has surrendered such Certificate together with duly executed transmittal materials included in the Election Form to Interchange or, at the election of Interchange, the Exchange Agent, pursuant to Section 1.07 will, upon acceptance thereof by Interchange or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Interchange Stock and/or cash into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Interchange Stock, without interest.

     B. Interchange or, at the election of Interchange, the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Interchange or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Interchange or the Exchange Agent may reasonably require.

     C. Each outstanding Certificate shall, until duly surrendered to Interchange or the Exchange Agent, be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

     D. After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of BVB of Certificates, and if such Certificates are presented to BVB for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Interchange shall not be obligated to deliver the consideration to which any former holder of BVB Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein.

     E. Certificates surrendered for exchange by any person constituting an "affiliate" of BVB for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Interchange Stock until Interchange has received a written agreement from such person in the form attached as Exhibit B.

     F. Interchange and the Exchange Agent shall be entitled to rely upon the stock transfer books of BVB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Interchange and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     G. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the consideration provided for in this Agreement.

     H. If any certificate representing shares of Interchange Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Interchange Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     I. Notwithstanding the foregoing, neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of any Certificates for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

     J. No dividends or other distributions of any kind which are declared payable to the shareholders of record of Interchange after the Effective Time shall be paid to persons entitled to receive such certificates for Interchange Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Interchange Stock as to which the record date and payment date occurred on or after the Effective Date and before the date of surrender, subject to Section 1.08.I hereof.

     Section 1.09 Treatment of BVB Stock Options. Each outstanding BVB Stock Option which has not already become fully vested and exercisable shall become fully vested and exercisable immediately prior to the Effective Time. Unless exercised prior to the Effective Time, each BVB Stock Option shall terminate immediately prior to the Effective Time, and each holder of such terminated BVB Stock Option shall be entitled to receive from BVB, in lieu of each share of BVB Stock that would otherwise have been issuable upon exercise thereof, an amount in cash equal to the excess, if any, between (i) the value of the consideration that a holder of such BVB Stock Option would have received upon exercise of the BVB Stock Option (as determined by Interchange in consultation with BVB, which determination, absent manifest error, shall be binding); (ii) the exercise price of such BVB Stock Option. Any payments pursuant to this Section 1.09 shall take place only after the satisfaction or fulfillment or waiver of (iii) the covenants contained in Section 5.19 and (iv) the conditions to Closing contained in Articles VII and VIII. BVB shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options, awards and stock appreciation rights, and shall comply with all payroll reporting requirements with respect thereto.

     Section 1.10 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

     Section 1.11 Voting Agreement and Irrevocable Proxy. As a condition to the execution of this Agreement, each member of the BVB Board is executing and delivering to Interchange a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit A.

                                   ARTICLE II
                        THE CLOSING AND THE CLOSING DATE

     Section 2.01 Time and Place of the Closing and Closing Date.

     A. On a date mutually agreeable to Interchange and BVB, which is not less than 10 business days nor more than 45 calendar days after the latter of (i) the receipt of all necessary regulatory approvals (including the expiration of any mandatory waiting periods) or (ii) the receipt of all necessary shareholder approvals, unless extended by mutual agreement of the parties ("Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists, or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

     B. The Closing shall take place at the offices of Interchange, Park 80 West/Plaza Two, Saddle Brook, New Jersey at 10:00 a.m., local time, on the Closing Date, or at such other time or place to which the parties may mutually agree.

     Section 2.02 Actions to be Taken at the Closing by BVB. At the Closing, BVB shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate) and deliver to Interchange, such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Interchange's obligations to close hereunder):

     A. True, correct and complete copies of the Certificate of Incorporation of BVB and all amendments thereto, duly certified as of a recent date by the NJSOS;

     B. True, correct and complete copies of the Certificate of Incorporation of Bridge View Bank (the "Bank") and all amendments thereto, duly certified as of a recent date by the New Jersey Department of Banking and Insurance (the "NJDOBI");

     C. True, correct and complete copies of the Certificate of Incorporation of each BVB Subsidiary (other than the Bank) and all amendments thereto, duly certified as of a recent date by the Secretary of State of the state of incorporation for each respective Subsidiary;

     D. A Standing Certificate issued by the NJSOS as of a recent date reflecting the existence of BVB under the laws of the State of New Jersey;

     E. A Franchise Tax Certificate, dated as of a recent date, issued by the New Jersey Department of Revenue duly certifying as to the good standing of BVB in New Jersey;

     F. A letter, dated as of a recent date, from the Federal Reserve Bank of New York, to the effect that BVB is a registered bank holding company under the BHCA;

     G. A Certificate of Status issued by the NJDOBI as of a recent date reflecting the authority of Bank to transact the business of banking under the laws of the State of New Jersey;

     H. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act;

     I. A certificate, dated as of the Closing Date, duly executed by the Secretary of BVB, acting solely in his or her capacity as an officer of BVB, pursuant to which BVB shall certify (i) the due adoption by the BVB Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and any other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of BVB authorizing the transactions and the execution and delivery of this Agreement and any other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of BVB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and any other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of BVB; (iv) that the copy of the bylaws of BVB attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy; and (v) a true and correct list of the shareholders of BVB as of the Closing Date;

     J. A certificate duly executed by the President of BVB, acting solely in his or her capacity as an officer of BVB, dated as of the Closing Date, pursuant to which BVB shall certify that (i) all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date, (ii) there has been no Material Adverse Change since September 30, 2002, and (iii) BVB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or before the Closing Date under this Agreement;

     K. Evidence reasonably satisfactory to Interchange that, as of the Effective Time, all Employee Plans (as defined in Section 3.37) required by Interchange to be terminated prior to the Closing have been terminated in accordance with the terms of such Employee Plans, the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other applicable laws and regulations and that all affected participants have been notified of such terminations;

     L. All consents and approvals required to be obtained by BVB from third parties to consummate the transactions contemplated by this Agreement;

     M. Signed Non-Compete Agreements from those persons identified on Exhibit C attached hereto and in substantially the form attached hereto as Exhibit D; and

     N. All other documents required to be delivered to Interchange by BVB under the provisions of this Agreement and all other documents, certificates and instruments as are reasonably requested by Interchange or its counsel.

     Section 2.03 Actions to be Taken at the Closing by Interchange. At the Closing, Interchange shall execute and acknowledge (where appropriate) and deliver to BVB, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to BVB's obligations to close hereunder):

     A. True, correct and complete copies of the Certificate of Incorporation of Interchange and all amendments thereto, duly certified as of a recent date by the NJSOS;

     B. True, correct and complete copies of the Certificate of Incorporation of Interchange Bank and all amendments thereto, duly certified as of a recent date by the NJDOBI;

     C. A Standing Certificate issued by the NJSOS as of a recent date reflecting the existence of Interchange under the laws of the State of New Jersey;

     D. A Franchise Tax Certificate, dated as of a recent date, issued by the New Jersey Department of Revenue duly certifying as to the good standing of Interchange in New Jersey;

     E. A letter, dated as of a recent date, from the Federal Reserve Bank of New York, to the effect that BVB is a registered bank holding company under the BHCA;

     F. A Certificate of Status issued by the NJDOBI as of a recent date reflecting the authority of Bank to transact the business of banking under the laws of the State of New Jersey;

     G. A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of Interchange Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act;

     H. A certificate, dated as of the Closing Date, executed by the Secretary of Interchange, acting solely in his or her capacity as an officer of Interchange, pursuant to which Interchange shall certify (i) the due adoption by the Board of Directors of Interchange (the "Interchange Board") of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of Interchange duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby on behalf of Interchange; and (iii) that the copy of the bylaws of Interchange attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy;

     I. A certificate, dated as of the Closing Date, executed by the President of Interchange, acting solely in his capacity as an officer of Interchange pursuant to which Interchange shall certify that (i) all of the representations and warranties of Interchange made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date, and (ii) Interchange has performed and complied in all material respects with all of its obligations and agreements required to be performed on or before the Closing Date under this Agreement;

     J. All consents and approvals required to be obtained by Interchange from third parties to consummate the transactions contemplated by this Agreement;

     K. All other documents required to be delivered to BVB by Interchange under the provisions of this Agreement.

     Section 2.04 Further Assurances. At any time and from time to time after the Closing, at the reasonable request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In the event that, at any time after the Closing any further commercially reasonable action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such commercially reasonable actions.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BVB

     BVB hereby makes the following representations and warranties to Interchange as of the date hereof and as of the Closing Date.

     Section 3.01 Organization and Authority.

     A. BVB is a New Jersey corporation duly organized, validly existing under the laws of the State of New Jersey, and in good standing under all laws, rules and regulations applicable to corporations located in the State of New Jersey. BVB is a bank holding company registered under the BHCA. BVB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement. True and complete copies of the Certificate of Incorporation and Bylaws of BVB, as amended to date, certified by the Corporate Secretary of BVB, have been delivered to Interchange. The nature of the business of BVB does not require it to be qualified to do business in any jurisdiction other than the State of New Jersey. BVB does not, directly or indirectly, engage in any activity that is prohibited by the Board of Governors of the Federal Reserve System (the "Federal Reserve").

     B. The Bank is a New Jersey banking corporation duly organized, validly existing under the laws of the State of New Jersey, and is in good standing under all laws, rules and regulations applicable to banking corporations located in of the State of New Jersey. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. The Bank does not conduct any trust business. True and complete copies of the Certificate of Incorporation and Bylaws of the Bank, as amended to date, certified by the Secretary or Cashier of the Bank, have been delivered to Interchange. The deposits of the Bank are insured by the Bank Insurance Fund of the FDIC to the full extent permissible by law. The Bank does not, directly or indirectly, engage in any activity that is prohibited by the State of New Jersey, the FDIC or the Federal Reserve.

     Section 3.02 Subsidiaries.

     A. Schedule 3.02 sets forth a complete list of each Subsidiary of BVB (individually, a "BVB Subsidiary" and collectively, the "BVB Subsidiaries"), including Bridge View Bank (the "Bank"). Except as set forth on Schedule 3.02, BVB does not, directly or indirectly, own or control any Affiliate. Except as disclosed on Schedule 3.02, neither BVB nor any BVB Subsidiary has any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by BVB and the BVB Subsidiaries has not been conducted through any other direct or indirect Subsidiary or Affiliate of BVB or the Bank. No such equity investment identified in Schedule 3.02 is prohibited by the Federal Reserve, the FDIC or the State of New Jersey.

     B. All of the issued and outstanding shares of each BVB Subsidiary are owned, either directly or indirectly through another BVB Subsidiary, by BVB free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of any BVB Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any BVB Subsidiary, nor does any such BVB Subsidiary have any obligation of any nature with respect to its unissued shares of stock..

     C. The nature of the business of the BVB Subsidiaries does not require any of them to be qualified to do business in any jurisdiction other than the State of New Jersey.

     Section 3.03 Capitalization of BVB.

     A. The entire authorized capital stock of BVB consists solely of 10,000,000 shares of voting common stock, no par value per share (previously defined as the "BVB Stock"), of which, as of the date hereof, 3,550,809 shares are issued and outstanding, and 594,749 additional shares of which have been reserved for issuance to holders of outstanding BVB Stock Options. All of the outstanding shares of capital stock of BVB are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of BVB Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of the BVB Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement on such capital stock have been paid.

     B. Schedule 3.03(b) contains a list of each stock option plan maintained by BVB (the "BVB Stock Option Plans"), including (i) the number of outstanding options with respect to each BVB Stock Option Plan (the "BVB Stock Options"),
(ii) the exercise price per share with respect to each BVB Stock Option, (iii) a list of all option holders with respect to each BVB Stock Option Plan, and (iv) the number of vested and unvested BVB Stock Options with respect to each such option holder in each BVB Stock Option Plan. All BVB Stock Options were issued and, upon issuance in accordance with the terms of the outstanding option agreements, the shares of BVB Stock shall be issued in compliance with all applicable securities laws.

     C. Except as set forth in paragraphs A and B above or as disclosed on
Schedule 3.03(c), there are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, or (ii) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating BVB to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of BVB. There are no outstanding contractual obligations of BVB to vote or dispose of any shares of the capital stock of BVB.

     D. Except for the agreements called for by Section 1.11 hereof and as disclosed in Schedule 3.03(d), there are no agreements between or among any of the shareholders of BVB relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of BVB or any voting agreement or voting trust with respect to shares of capital stock of BVB.

     Section 3.04 Execution and Delivery; No Violation.

     A. BVB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of its shareholders and receipt of regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the BVB Board. The BVB Board has directed that this Agreement and the transactions contemplated hereby be submitted to its shareholders for approval at a special meeting and, except for the adoption of this Agreement by the requisite affirmative vote of the outstanding BVB Stock entitled to vote thereon, no other corporate proceedings on the part of BVB and no other shareholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered to Interchange. Assuming due authorization, execution and delivery by Interchange, this Agreement constitutes the valid and binding obligation of BVB, enforceable against BVB in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     B. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by BVB with any of the terms or provisions hereof or thereof (provided the required regulatory and shareholder approvals are obtained) will (i) violate any provision of the charters, articles, certificates or bylaws of BVB or any BVB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BVB, the BVB Subsidiaries or any of their respective Properties or assets; (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest of any kind or nature ("Lien") upon any of the respective Properties or assets of BVB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which BVB is a party, or by which it or any of its Properties assets or business activities may be bound or affected.

     Section 3.05 Consents and Approvals. The BVB Board (at a meeting duly called and held) has resolved, subject to its fiduciary duties to the shareholders of BVB, to recommend to its shareholders the approval and adoption of the Merger and this Agreement. Except for shareholder and regulatory approval and except as disclosed in Schedule 3.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of BVB in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by BVB of the transactions contemplated hereby, including, but not limited to, the Merger.

     Section 3.06 Financial Statements.

     A. BVB has furnished to Interchange true and complete copies of the audited consolidated financial statements of BVB for the years ended December 31, 1999 through December 31, 2001, and the unaudited consolidated financial statements for the three- and nine-month periods ended September 30, 2002 (collectively, the "BVB Financial Statements"). Except as disclosed in Schedule 3.06(a), the BVB Financial Statements (including, in each case, any related notes), were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such BVB Financial Statements) and fairly presented the financial position of BVB at the dates and for the periods indicated. Except as disclosed in Schedule 3.06(a), the BVB Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

     B. BVB has furnished Interchange with a true and complete copies of the Reports of Condition and Income as of March 31, 2002, June 30, 2002, and September 30, 2002 for the Bank (the "Bank Call Reports"). Except as disclosed in Schedule 3.06(b), each of the Bank Call Reports fairly presents, in all material respects, the financial position of the Bank and the results of its operations at the dates and for the periods indicated in conformity with the instructions for the preparation of the Call Report Instructions. Except as disclosed in Schedule 3.06(b), the Bank Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with GAAP and, to the extent applicable, regulatory accounting principles ("RAP") as applied to state non-member banks and in accordance with all applicable rules and regulations. To the knowledge of BVB, the allowance for loan losses account for the Bank is, and as of the Closing Date should be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

     Section 3.07 No Adverse Change. Except as disclosed in the representations and warranties made in this Article III and the Schedules hereto, there has not been any Material Adverse Change since September 30, 2002, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

     Section 3.08 Absence of Certain Changes or Events. Except as disclosed on
Schedule 3.08, BVB, including the BVB Subsidiaries, has, since September 30, 2002, conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

     A. Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due (except deposits taken and federal funds purchased and current liabilities for trade or business obligations), which, individually or in the aggregate, result in a Material Adverse Change;

     B. Discharged or satisfied any Lien or paid any obligation or liability, whether absolute or contingent, due or to become due;

     C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

     D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

     E. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except
(i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

     F. Mortgaged, pledged or subjected to Lien or restriction any of its Property, business or assets, tangible or intangible except (i) as described in
Schedule 3.08, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and Properties disposed of for fair value since the dates of the BVB Financial Statements and the Bank Call Reports;

     G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim;

     H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, would constitute a Material Adverse Change;

     I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right or modified any existing rights with respect thereto;

     J. Made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by BVB or the Bank for the benefit of its directors, employees or former employees, except (i) periodic increases consistent with past practices, and (ii) as specifically permitted by this Agreement;

     K. Except for improvements or betterments relating to any of the Properties or assets of BVB or the BVB Subsidiaries, made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

     L. Instituted, had instituted against them, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to their property other than routine collection suits instituted by them to collect amounts owed or suits in which the amount in controversy is less than $10,000;

     M. Suffered any change, event or condition that, individually or in the aggregate, has caused or may result in a Material Adverse Change or any Material Adverse Change in earnings or costs or relations with their employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

     N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

     O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

     P. Sold, or knowingly disposed of, or otherwise divested of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

     Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

     R. Sold (provided, however, that payment at maturity is not deemed a sale) any Investment Securities or purchased any Investment Securities, other than U.S. Treasury securities with a maturity of two (2) years or less;

     S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $250,000; or

     T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A through S above.

     Section 3.09 Litigation.

     A. Except as disclosed in Schedule 3.09, neither BVB nor any BVB Subsidiary is a party to any, and there are no pending or, to the knowledge of BVB, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BVB or any BVB Subsidiary which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect as to BVB, nor, to the knowledge of BVB, is there any basis for any proceeding, claim or any action against BVB or any BVB Subsidiary that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect as to BVB. There is no injunction, order, judgment or decree imposed upon BVB or any BVB Subsidiary or the assets or Property of BVB or the BVB Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Effect as to BVB.

     B. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of BVB, threatened against BVB that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by BVB pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 3.10 Taxes and Tax Returns.

     A. BVB has duly and timely filed or caused to be filed all federal, state, foreign and local tax returns and reports required to be filed by it or any BVB Subsidiary on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and has duly paid or caused to be paid on its behalf all taxes that are due and payable, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on the BVB Financial Statements. Except as disclosed on Schedule 3.10, as of the date hereof, neither BVB nor any BVB Subsidiary has any liability for taxes in excess of the amount reserved or provided for in the BVB Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

     B. Neither BVB nor any BVB Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

     C. Neither BVB nor any BVB Subsidiary has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law).

     D. Neither BVB nor any BVB Subsidiary has ever been an "S Corporation" within the meaning of Section 1361 of the Code.

     E. Neither BVB nor any BVB Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to the amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

     F. Neither BVB nor any BVB Subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to BVB or any BVB Subsidiary pursuant to
Section 162(m) of the Code.

     G. Neither BVB nor any BVB Subsidiary has distributed stock of another entity, or had had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

     H. Neither BVB nor any BVB Subsidiary is a party to or bound by any tax allocation or sharing agreement. Neither BVB nor any BVB Subsidiary: (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was BVB) or (ii) has any liability for the taxes of any other person or entity (other than any of BVB or any BVB Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     I. There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon BVB or any BVB Subsidiary, nor has BVB or any BVB Subsidiary given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

     J. Proper and accurate amounts have been withheld by BVB and the BVB Subsidiaries from their employees, independent contractors, creditors, stockholders or other third parties for all periods in compliance with the tax withholding provisions of any applicable law.

     K. Since December 31, 1996, BVB has not been required to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by BVB, and the Internal Revenue Service ("IRS") has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by BVB).

     L. Since December 31, 1991, the federal income tax return of BVB has not been audited or examined and no such audit is currently pending or threatened against BVB.

     M. As used in this Agreement, the terms "tax" and "taxes" mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     N. As used in this Agreement, the term "tax return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     O. BVB has delivered to Interchange correct and complete copies of all federal income tax returns filed with the IRS, examination reports, and statements of deficiencies assessed against or agreed to by BVB since December 31, 1998.

     Section 3.11 Undisclosed Liabilities. Neither BVB nor any BVB Subsidiary has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Plan or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the BVB Financial Statements or the Bank Call Reports, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of BVB Financial Statements or the Bank Call Reports, respectively or (ii) as disclosed on Schedule 3.11.

     Section 3.12 Title to Assets. Each of BVB and the BVB Subsidiaries has good and marketable title to, or valid leasehold interests in, all their respective Properties and assets. All such assets and Properties, other than assets and Properties in which BVB or the BVB Subsidiaries has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable). True and complete copies of all existing deeds, surveys, leases and title insurance policies for all real property owned or leased by BVB or the BVB Subsidiaries, including all other real estate, and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject, have been provided to Interchange.

     Section 3.13 Condition of Assets. Except as set forth on Schedule 3.13, all tangible assets, including furniture, fixtures and equipment, used by BVB and the BVB Subsidiaries are in good operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether federal, state or local. BVB and the BVB Subsidiaries own all of the assets and Properties necessary to carry on its business in the manner in which it is presently conducted. The premises or equipment of BVB and the BVB Subsidiaries are not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

     Section 3.14 Contracts. Schedule 3.14 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which BVB or the BVB Subsidiaries is a party or by which BVB or the BVB Subsidiaries is bound that obligate or may obligate BVB or the BVB Subsidiaries in the aggregate for an amount in excess of $50,000 over the entire term of any such agreement or related contracts of a similar nature that in the aggregate obligate or may obligate BVB or the BVB Subsidiaries for an amount in excess of $50,000 over the entire term of such related contracts (the "Contracts"). BVB has delivered to Interchange true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, bankers acceptances of or deposits by BVB or the Bank, but does include unfunded loan commitments and letters of credit issued by BVB or the Bank where the borrowers' total direct and indirect indebtedness to BVB or the Bank is in excess of $250,000. Except as set forth in
Schedule 3.14, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of BVB or the Bank. Each such lease or agreement is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity). BVB and the BVB Subsidiaries have complied in all material respects with the terms of all leases to which it is a party, and all such leases are in full force and effect. Neither BVB nor any of the BVB Subsidiaries has received any notice of material default or any notice of material noncompliance, including, without limitation, noncompliance with any applicable Federal, state or local obligation as lessee that it has not fully performed, or is aware of any expenditure required under the provisions of any such lease for any purpose other than payment. For each lease in which BVB or a BVB Subsidiary is named as lessee, such party is the owner and holder of all the leasehold estates or other rights and interest purported to be granted by such instruments, in each case free and clear of any security interests, claims, liens (including tax liens), forfeitures, mortgages, pledges, penalties, encumbrances, assignments or charges whatsoever except as established by the lease or applicable law. BVB and the BVB Subsidiaries enjoy peaceful and undisturbed possession under all leases under which it is currently operating. Except as set forth in Schedule 3.14, neither BVB nor any of the BVB Subsidiaries has any employment contracts (whether written or oral) or any change in control agreements (whether written or oral) with any of its respective officers or other employees.

     Section 3.15 Investments. Schedule 3.15 contains a complete list, as of December 31, 2001 and as of October 31, 2002, of all securities, including municipal bonds, owned by BVB and the BVB Subsidiaries (the "Securities Portfolio"). All securities in the Securities Portfolio are owned by BVB or the BVB Subsidiaries, as the case may be, (i) of record, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except as disclosed in Schedule 3.15.

     Section 3.16 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BVB or any of the BVB Subsidiaries or for the account of a customer of BVB or any of the BVB Subsidiaries, were entered into in the ordinary course of business and, to BVB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BVB or the BVB Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BVB and the BVB Subsidiaries have duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to BVB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     Section 3.17 Loans. Schedule 3.17 contains a true and complete list, as of December 31, 2001 and as of October 31, 2002, of all loans (individually, a "Loan", and collectively, the "Loans") of BVB and the BVB Subsidiaries, showing for each such Loan the outstanding principal balance due, before reduction for any discount. All currently outstanding Loans, including any current extensions of any Loan, were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where (a) enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), or (b) the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect. For the purposes of this Section 3.17, the phrase "enforceable in accordance with the terms thereof" does not mean that the borrower has the financial ability to pay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the records of BVB or the BVB Subsidiaries, and no claim of defense as to the enforcement of any Loan has been asserted, and neither BVB nor the BVB Subsidiaries are aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have a Material Adverse Effect.

     Section 3.18 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of BVB or the BVB Subsidiaries are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against BVB or the BVB Subsidiaries or the present holder thereof; provided, however, that the foregoing sentence shall not be deemed to be a representation or warranty of collectibility of any of the assets. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to BVB that is required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). The Bank has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of the Bank or which have been adversely classified by the FDIC or the State of New Jersey, a copy of which as of October 31, 2002, has been provided to Interchange.

     Section 3.19 Proprietary Rights. Except as set forth on Schedule 3.19, neither BVB nor any of the BVB Subsidiaries owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of the BVB or the BVB Subsidiaries. To the knowledge of BVB, neither BVB nor any of the BVB Subsidiaries has received within the past three years any express or implied notice of infringement of or conflict with, the rights of others with respect to the use of Proprietary Rights.

     Section 3.20 Deposit Summary. Schedule 3.20 contains a summary of the amounts and types of the deposits held by the Bank as of December 31, 2001 and as of October 31, 2002 and the weighted average interest rates being paid thereon as of such date (the "Deposit Summary"). The Deposit Summary and other data and information provided by BVB, relating to assets, liabilities and business of the Bank is true, complete and correct in all material respects as of the date thereof.

     Section 3.21 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.21, neither BVB nor any of the BVB Subsidiaries owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of BVB or the BVB Subsidiaries, and none of such persons owes any amount to BVB or any of the BVB Subsidiaries. Except as set forth on Schedule 3.21, neither BVB nor any of the BVB Subsidiaries use any asset owned by any shareholder or any present or former director or officer of BVB or any BVB Subsidiary in its operations, nor do any of such persons own real property that is adjacent to property on which BVB's or the BVB Subsidiaries' facilities are located. Except as set forth on Schedule 3.21, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among BVB or the BVB Subsidiaries, whether on their own behalf or in their capacity as trustee or custodian for the funds of any Employee Plan or any of their Affiliates.

     Section 3.22 Guaranties. None of the obligations or liabilities of BVB or any of the BVB Subsidiaries is guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has BVB or any of the BVB Subsidiaries guaranteed the obligations or liabilities of any other person, firm or corporation.

     Section 3.23 Insurance. Schedule 3.23 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of BVB and the BVB Subsidiaries. Except as set forth on Schedule 3.23, all such policies (i) are sufficient for compliance by BVB and the BVB Subsidiaries with all requirements of law and all agreements to which BVB or any BVB Subsidiary is a party, (ii) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (iii) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (iv) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither BVB nor any BVB Subsidiary is in default with respect to the provisions of any such policy or has failed to give any notice or present any claim thereunder in a due and timely fashion. Each material Property of BVB and the BVB Subsidiaries is insured for the benefit of BVB or the BVB Subsidiaries in amounts deemed adequate by management of BVB against risks customarily insured against. Except as set forth on Schedule 3.23, there have been no claims under any fidelity bonds of BVB or the BVB Subsidiaries within the last three (3) years, and BVB is not aware of any facts that would form the basis of a claim under such bonds.

     Section 3.24 Compliance with Laws, Permits and Instruments.

     A. Except as disclosed in Schedule 3.24(a), BVB and the BVB Subsidiaries and their respective employees and agents hold all licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of BVB's business and are not in violation of any applicable law, statute, order, rule, regulation, policy and/or guideline of any court, administrative agency, commission or other governmental or regulatory authority or instrumentality.

     B. Except as disclosed in Schedule 3.24(b), BVB has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Certificate of Incorporation or Bylaws of BVB or any BVB Subsidiary, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to BVB or the BVB Subsidiaries, or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to BVB or the BVB Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

     Section 3.25 Absence of Certain Business Practices. Neither BVB, the BVB Subsidiaries nor any of their respective officers, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of BVB or the BVB Subsidiaries (or assist BVB or the BVB Subsidiaries in connection with any actual or proposed transaction) that (i) might subject BVB or any of the BVB Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change, or (iii) if not continued in the future might result in a Material Adverse Change or might subject BVB or any of the BVB Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

     Section 3.26 Environmental Compliance.

     A. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition, on BVB or any of the BVB Subsidiaries, of any liability or obligation arising under any Environmental Laws, pending or threatened against BVB or any of the BVB Subsidiaries. To the knowledge of BVB, there is no reasonable basis for any such proceeding, claim, action or investigation that would impose any such liability or obligation. Neither BVB nor any of the BVB Subsidiaries is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing.

     B. BVB and the BVB Subsidiaries and all of their Properties and operations are in material compliance with all Environmental Laws. BVB is not aware of or has received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of BVB or the BVB Subsidiaries with all Environmental Laws.

     C. BVB and the BVB Subsidiaries have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

     D. To the knowledge of BVB, except for cleaning and office supplies of the type and in the quantity customarily used in BVB's business, no Hazardous Materials exist on, about or within any of BVB's or the BVB Subsidiaries' Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of such Properties. The use that BVB and the BVB Subsidiaries make and intend to make of their Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of such Properties.

     Section 3.27 Regulatory Compliance.

     A. Except as set forth on Schedule 3.27, neither BVB nor any of the BVB Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of a supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business.

     B. All reports, records, registrations, statements, notices and other documents or information required to be filed by BVB and the BVB Subsidiaries with any Regulatory Agency have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete.

     Section 3.28 Community Reinvestment Act. The Bank is in material compliance with the Community Reinvestment Act (12 U.S.C. ss. 2901 et seq.) and all regulations promulgated thereunder, and BVB has supplied Interchange with copies of the Bank's current CRA Statement, all support papers therefor, all letters and written comments received by the Bank since January 1, 1998 pertaining thereto and any responses by the Bank to such comments. The Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the FDIC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Bank under the CRA.

     Section 3.29 Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. The Bank is in material compliance with the Fair Housing Act (42 U.S.C. ss. 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. ss. 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. ss. 1691 et seq.) and all regulations promulgated thereunder. The Bank has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and the Bank has no notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to the Bank's compliance with such acts.

     Section 3.30 Usury Laws and Other Consumer Compliance Laws. All loans of BVB and the BVB Subsidiaries have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the New Jersey usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. ss. 226 et seq.) issued by the Federal Reserve, the Federal Consumer Credit Protection Act (15 U.S.C. ss. 1601 et seq.) and all statutes and regulations governing the operation of banks chartered under the laws of the State of New Jersey. Each loan on the books of BVB and the BVB Subsidiaries was made in the ordinary course of business.

     Section 3.31 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. The Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. ss.ss. 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and the Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, the Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

     Section 3.32 Fiduciary Responsibilities. BVB and the BVB Subsidiaries have performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or have a Material Adverse Effect on the transactions contemplated by this Agreement, and BVB has no reason to be aware of any basis for the same.

     Section 3.33 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by BVB, the BVB Subsidiaries or any of their respective directors, officers, employees or agents for inclusion or in the Registration Statement (as defined in Section 5.02) or the Joint Proxy Statement/Prospectus (as defined in Section 5.02) will, at the date the Joint Proxy Statement/Prospectus is mailed to the shareholders of Interchange and BVB and, as the Registration Statement and Joint Proxy Statement/Prospectus may be amended or supplemented, at the time of the Interchange Meeting (as defined in Section 6.02) and the BVB Meeting (as defined in Section 5.02), contain any untrue statement of a material fact or omit to state any material fact with respect to BVB or the BVB Subsidiaries necessary in order to make the statements therein with respect to BVB or the BVB Subsidiaries, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Interchange Meeting or the BVB Meeting. All documents that BVB and the BVB Subsidiaries are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply with respect to BVB and the BVB Subsidiaries in all material respects with the provisions of applicable law.

     Section 3.34 BVB Statements and Reports. BVB has previously made available to Interchange an accurate and complete copy of each (a) registration statement, offering circular, prospectus, report, schedule and definitive proxy statement filed since January 1, 1998 with the Securities and Exchange Commission (the "S.E.C.") pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), and prior to the date hereof (the "BVB Reports"), and (b) communication mailed by BVB to its shareholders since January 1, 1998 and prior to the date hereof. No such BVB Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1998, BVB has timely filed all BVB Reports and other documents required to be filed by is under the Securities Act and the Exchange Act, and, as of their respective dates, all BVB Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

     Section 3.35 Books and Records. The minute books, stock certificate books and stock transfer ledgers of BVB and the BVB Subsidiaries have been kept accurately in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of BVB and the BVB Subsidiaries that properly should have been set forth therein and that have not been accurately so set forth.

     Section 3.36 Employee Relationships. BVB and the BVB Subsidiaries have complied in all material respects with all applicable material laws relating to its relationships with its employees, and BVB believes that the relationships between BVB or any of the BVB Subsidiaries and their respective employees is good. To the knowledge of BVB, no key executive officer or manager of any of the operations operated by BVB or any of the BVB Subsidiaries or any group of employees of BVB or any of the BVB Subsidiaries has or have any present plans to terminate their employment with BVB or any of the BVB Subsidiaries.

     Section 3.37 Employee Benefit Plans.

     A. Set forth on Schedule 3.37(a) is a complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), all fringe benefit plans as defined in Section 6039D of the Code and, without limitation, all bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) is currently or has been at any time within the last sixty (60) months, maintained or contributed to by BVB or any of the BVB Subsidiaries, or with respect to which BVB or any of the BVB Subsidiaries has any liability, or (ii) provides benefits, or describes policies or procedures applicable to any director, officer, employee, service provider, former director, former officer or former employee of BVB or any of the BVB Subsidiaries, or the dependents of any thereof, regardless of whether funded or unfunded (herein collectively the "Employee Plans" and each individually an "Employee Plan"). BVB has delivered or made available to Interchange true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, summaries, employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments ("Funding Arrangements"), any contracts with independent contractors (without limitation, actuaries investment managers, etc.) that relate to any Employee Plan, the Form 5500 filed in each of the three (3) most recent plan years with respect to each Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto reasonably requested by Interchange.

     B. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA nor, without limitation, either a "multiple employer plan," or "multi-employer plan" (as either such term is defined in ERISA), nor has there been any such plan in existence since 1974. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would subject Interchange or BVB to any taxes, penalties or other liabilities. Each Employee Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter, does not have any amendments for which the remedial amendment period under Code Section 401(b) (with extensions) has expired, and has been operated in compliance with applicable law, and in accordance with its terms, and, except as disclosed on Schedule 3.37(b), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Employee Plan have been timely and completely filed or distributed. Each Employee Plan has been operated in compliance with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the knowledge of BVB, none are threatened. No written or oral representations have been made to any employee or former employee of BVB or any of the BVB Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such person, their dependent, or any beneficiary for any period of time beyond the end of the current plan year or beyond termination of employment. Compliance with FAS 106 will not create any material change to the BVB Financial Statements. Except as disclosed on Schedule 3.37(b), neither the Merger, nor subsequent events where consequences result solely as a result of both occurrence of the subsequent event and the occurrence of the Merger, will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of BVB or any of the BVB Subsidiaries. Except as disclosed on Schedule 3.37(b), there are no contracts or arrangements providing for payments that will be nondeductible or subject to excise tax under Code Sections 4999 or 280G, nor will Interchange be required to "gross up" or otherwise compensate any person because of the limits contained in such Code sections. There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against BVB, any of the BVB Subsidiaries, an Employee Plan, or any other person, including without limitation, an Employee Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Employee Plan.

     C. Each Employee Plan which is a "group health plan" (as defined in the Code and ERISA) has been operated to the Closing such that failures to operate such Employee Plan in full compliance with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code would not subject BVB or any of the BVB Subsidiaries to liability.

     D. Except as described in Schedule 3.37(d), BVB and the BVB Subsidiaries are completely insured by one or more insurance company(ies) for all health, dental, life disability or similar claims relating to an Employee Plan. No event has occurred or circumstances exist that could reasonably be expected to result in a material increase in premium costs of Employee Plans.

     E. All Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no changes in the information set forth therein.

     F. All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due to have been paid to or with respect to each Employee Plan and all contributions (other than claims) for any period ending on or before the Effective Time that are not yet due have been paid to each such Employee Plan.

     Section 3.38 Completion of Transaction. BVB has no knowledge of any fact or circumstances relating to or affecting BVB and the BVB Subsidiaries that it reasonably believes would prevent BVB from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or that would, without the incurrence of undue expense or time, prevent Interchange from obtaining all necessary regulatory approvals of the transaction contemplated by this Agreement.

     Section 3.39 Representations Not Misleading. To the knowledge of BVB, all material facts relating to the business operations, Properties, assets, liabilities (contingent or otherwise) and financial condition of BVB and the BVB Subsidiaries has been disclosed to Interchange in or in connection with this Agreement. No representation or warranty by BVB contained in this Agreement, nor any written statement, exhibit or schedule furnished to Interchange by BVB under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over BVB, the BVB Subsidiaries or their respective Properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that will have a Material Adverse Effect on BVB or BVB's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of BVB, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by BVB.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF INTERCHANGE

     Interchange hereby makes the following representations and warranties to BVB as of the date hereof and as of the Closing Date.

     Section 4.01 Organization and Authority.

     A. Interchange is a New Jersey corporation duly organized, validly existing under the laws of the State of New Jersey, and in good standing under all laws, rules and regulations applicable to corporations located in the State of New Jersey. Interchange is a bank holding company registered under the BHCA. Interchange has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement. The nature of the business of Interchange does not require it to be qualified to do business in any jurisdiction other than the State of New Jersey. Interchange does not, directly or indirectly, engage in any activity that is prohibited by the Federal Reserve.

     B. Interchange Bank is a New Jersey banking corporation duly organized, validly existing under the laws of the State of New Jersey, and is in good standing under all laws, rules and regulations applicable to banking corporations located in of the State of New Jersey. Interchange Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) necessary to carry on its business as now being conducted in all material respects, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. True and complete copies of the Certificate of Incorporation and Bylaws of Interchange Bank, as amended to date, certified by the Secretary or Cashier of the Bank, have been delivered to BVB. The deposits of Interchange Bank are insured by the Bank Insurance Fund of the FDIC to the full extent permissible by law. Interchange Bank does not, directly or indirectly, engage in any activity that is prohibited by the State of New Jersey, the FDIC or the Federal Reserve.

     Section 4.02 Capitalization of Interchange. The entire authorized capital stock of Interchange consists solely of 22,500,000 shares of voting common stock, no par value per share (previously defined as the "Interchange Stock"), 9,817,958 shares of which are issued and outstanding, and 869,732 additional shares of which have been reserved for issuance to holders of outstanding options to acquire shares of Interchange Stock. All of the outstanding shares of capital stock of Interchange are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person and have been issued in compliance with applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of the capital stock of Interchange, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement on such capital stock have been paid.

     Section 4.03 Execution and Delivery; No Violation.

     A. Interchange has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the approval of its shareholders and receipt of regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Interchange Board. The Interchange Board has directed that the issuance of shares of Interchange Stock pursuant to the terms of this Agreement be submitted to its shareholders for approval at a special meeting and, except for the approval of the issuance of such additional shares by the requisite affirmative vote of the outstanding Interchange Stock entitled to vote thereon, no other corporate proceedings on the part of Interchange and no other shareholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered to BVB. Assuming due authorization, execution and delivery by BVB, this Agreement constitutes the valid and binding obligation of Interchange, enforceable against Interchange in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

   B. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Interchange with any of the terms or provisions hereof (provided the required regulatory and shareholder approvals are obtained) will
(i) violate any provision of the articles or bylaws of Interchange;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Interchange or any of its properties or assets; (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of Interchange under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Interchange is a party, or by which any of its properties, assets or business activities may be bound or affected.

     Section 4.04 Financial Statements.

     A. Interchange has furnished to BVB true and complete copies of the audited consolidated financial statements of Interchange for the years ended December 31, 1999 through December 31, 2001, and the unaudited consolidated financial statements for the three- and nine-month periods ended September 30, 2002 (collectively, the "Interchange Financial Statements"). Except as disclosed in
Schedule 4.04(a), each of the Interchange Financial Statements (including, in each case, any related notes), were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such Interchange Financial Statements) and fairly presented the financial position of Interchange at the dates and for the periods indicated. Except as disclosed in Schedule 4.04(a), the Interchange Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

     B. Interchange has furnished BVB with a true and complete copies of the Reports of Condition and Income as of March 31, 2002, June 30, 2002 and September 30, 2002 for Interchange Bank (the "Interchange Call Reports"). Except as disclosed in Schedule 4.04(b), each of the Interchange Call Reports fairly presents, in all material respects, the financial position of Interchange Bank and the results of its operations at the dates and for the periods indicated in conformity with the instructions for the preparation of the Call Report Instructions. Except as disclosed in Schedule 4.04(b), the Interchange Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. Interchange Bank has calculated its allowance for loan losses in accordance with GAAP and, to the extent applicable, RAP as applied to state non-member banks and in accordance with all applicable rules and regulations. To the best knowledge of Interchange, the allowance for loan losses account for Interchange Bank is, and as of the Closing Date should be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of Interchange Bank.

     Section 4.05 No Adverse Change. Except as disclosed in the representations and warranties made in this Article IV and the Schedules hereto, there has not been any Material Adverse Change since September 30, 2002, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

     Section 4.06 Absence of Certain Changes or Events. Except as disclosed on
Schedule 4.06, Interchange has, since September 30, 2002, conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices:

     A. Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

     B. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

     C. Except for transactions contemplated by this Agreement, issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

     D. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except
(i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

     E. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, would constitute a Material Adverse Change;

     F. Suffered any change, event or condition that, individually or in the aggregate, has caused or may result in a Material Adverse Change or any Material Adverse Change in earnings or costs or relations with their employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

     G. Sold, or knowingly disposed of, or otherwise divested of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

     H. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

     I. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A through H above.

     Section 4.07 Litigation.

     A. Except as disclosed in Schedule 4.07, neither Interchange nor any Interchange Subsidiary is a party to any, and there are no pending or, to the knowledge of Interchange, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Interchange or any Interchange Subsidiary which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect as to Interchange, nor, to the knowledge of Interchange, is there any basis for any proceeding, claim or any action against Interchange or any Interchange Subsidiary that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect as to Interchange. There is no injunction, order, judgment or decree imposed upon Interchange or any Interchange Subsidiary or the assets or Property of Interchange or the Interchange Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Effect as to Interchange.

     B. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of Interchange, threatened against Interchange that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Interchange pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 4.08 Taxes.

     A. Except as disclosed on Schedule 4.08, Interchange has duly and timely filed or caused to be filed all federal, state, foreign and local tax returns and reports required to be filed by it on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and has duly paid or caused to be paid on its behalf all taxes that are due and payable, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on the Interchange Financial Statements. Except as disclosed on Schedule 4.08, as of the date hereof, Interchange has no liability for taxes in excess of the amount reserved or provided for in the Interchange Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

     B. There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Interchange, nor has Interchange given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

     C. Proper and accurate amounts have been withheld by Interchange from its employees, independent contractors, creditors, stockholders or other third parties for all periods in compliance with the tax withholding provisions of any applicable law.

     D. Since December 31, 1991, the federal income tax return of Interchange has not been audited or examined and no such audit is currently pending or threatened against Interchange.

     E. As used in this Agreement, the terms "tax" and "taxes" mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     F. Interchange has delivered to BVB correct and complete copies of all federal income tax returns filed with the IRS, examination reports, and statements of deficiencies assessed against or agreed to by Interchange since December 31, 1998.

     G. Interchange is not and has never been an "S Corporation" within the meaning of Section 1361 of the Code.

     Section 4.09 Undisclosed Liabilities. Interchange has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employee benefit plan maintained by Interchange or any Interchange Subsidiary or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the Interchange Financial Statements or the Interchange Call Reports, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of Interchange Financial Statements or the Interchange Call Reports, respectively or (ii) as disclosed on Schedule 4.09.

     Section 4.10 Insurance. Schedule 4.10 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of Interchange and the Interchange Subsidiaries. Except as set forth on Schedule 4.10, all such policies (i) are sufficient in all material respects for compliance by Interchange and the Interchange Subsidiaries with all requirements of law and all agreements to which Interchange or any Interchange Subsidiary is a party, (ii) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (iii) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (iv) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither Interchange nor any Interchange Subsidiary is in default with respect to the provisions of any such policy or has failed to give any notice or present any claim thereunder in a due and timely fashion. Each material Property of Interchange and the Interchange Subsidiaries is insured for the benefit of Interchange or the Interchange Subsidiaries in amounts deemed adequate by management of Interchange against risks customarily insured against. Except as set forth on Schedule 4.10, there have been no claims under any fidelity bonds of Interchange or the Interchange Subsidiaries within the last three (3) years, and Interchange is not aware of any facts that would form the basis of a claim under such bonds.

     Section 4.11 Compliance with Laws, Permits and Instruments.

     A. Except as disclosed in Schedule 4.11(a), Interchange holds all licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable law, statute, order, rule, regulation, policy and/or guideline of any court, administrative agency, commission or other governmental or regulatory authority or instrumentality.

     B. Except as disclosed in Schedule 4.11(b), Interchange has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Certificate of Incorporation or Bylaws of Interchange or any Interchange Subsidiary, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Interchange or the Interchange Subsidiaries, or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable in any material respect to Interchange or the Interchange Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

     Section 4.12 Absence of Certain Business Practices. Neither Interchange, the Interchange Subsidiaries nor any of their respective officers, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Interchange or the Interchange Subsidiaries (or assist Interchange or the Interchange Subsidiaries in connection with any actual or proposed transaction) that (i) might subject Interchange or any of the Interchange Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change, or
(iii) if not continued in the future might result in a Material Adverse Change or might subject Interchange or any of the Interchange Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

     Section 4.13 Consents and Approvals. Except as disclosed in Schedule 4.13, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Interchange in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by Interchange of the transactions contemplated hereby or thereby.

     Section 4.14 Environmental Compliance.

     A. There are no legal, administrative, arbitral or other proceedings, claims or actions or any private environmental investigations or remediation activities or governmental investigations of any nature that would be reasonably likely to result in the imposition, on Interchange or any of the Interchange Subsidiaries, of any liability or obligation arising under any Environmental Laws, pending or threatened against Interchange or any of the Interchange Subsidiaries. To the knowledge of Interchange, there is no reasonable basis for any such proceeding, claim, action or investigation that would impose any such liability or obligation. Neither Interchange nor any of the Interchange Subsidiaries is subject to any agreement, order, judgment or decree by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing.

     B. Interchange and the Interchange Subsidiaries and all of their Properties and operations are in material compliance with all Environmental Laws. Interchange is not aware of or has received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of Interchange or the Interchange Subsidiaries with all Environmental Laws.

     C. Interchange and the Interchange Subsidiaries have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

     D. To the knowledge of Interchange, except for cleaning and office supplies of the type and in the quantity customarily used in Interchange's business, Hazardous Materials exist on, about or within any of Interchange's or the Interchange Subsidiaries' Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of such Properties. The use that Interchange and the Interchange Subsidiaries make and intend to make of their Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of such Properties.

     Section 4.15 Regulatory Compliance.

     A. Except as set forth on Schedule 4.15, neither Interchange nor Interchange Bank is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of a supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business.

     B. All reports, records, registrations, statements, notices and other documents or information required to be filed by Interchange and Interchange Bank with any Regulatory Agency have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete.

     Section 4.16 Community Reinvestment Act. Interchange Bank is in material compliance with the Community Reinvestment Act (12 U.S.C. ss. 2901 et seq.) and all regulations promulgated thereunder, and Interchange has supplied BVB with copies of Interchange Bank's current CRA Statement, all support papers therefor, all letters and written comments received by Interchange Bank since January 1, 1998 pertaining thereto and any responses by Interchange Bank to such comments. Interchange Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the FDIC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Interchange Bank under the CRA.

     Section 4.17 Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. Interchange Bank is in material compliance with the Fair Housing Act (42 U.S.C. ss. 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. ss. 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. ss. 1691 et seq.) and all regulations promulgated thereunder. Interchange Bank has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Interchange Bank has no notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Interchange Bank's compliance with such acts.

     Section 4.18 Usury Laws and Other Consumer Compliance Laws. All loans of Interchange and the Interchange Subsidiaries have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the New Jersey usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. ss. 226 et seq.) issued by the Federal Reserve, the Federal Consumer Credit Protection Act (15 U.S.C. ss. 1601 et seq.) and all statutes and regulations governing the operation of banks chartered under the laws of the State of New Jersey. Each loan on the books of Interchange and the Interchange Subsidiaries was made in the ordinary course of business.

     Section 4.19 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Interchange Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. ss.ss. 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Interchange Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Interchange Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

     Section 4.20 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Interchange or any of its directors, officers, employees or agents for inclusion or in the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus is mailed to the shareholders of Interchange and BVB and, as the Joint Proxy Statement/Prospectus may be amended or supplemented, at the time of the Interchange Meeting or the BVB Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to Interchange necessary in order to make the statements therein with respect to Interchange, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Interchange Meeting and the BVB Meeting. All documents that Interchange is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply with respect to Interchange in all material respects with the provisions of applicable law.

     Section 4.21 Interchange Statements and Reports. Interchange has previously made available to BVB an accurate and complete copy of each (a) registration statement, offering circular, prospectus, report, schedule and definitive proxy statement filed since January 1, 1998 with the S.E.C. pursuant to the Securities Act or the Exchange Act, and prior to the date hereof (the "Interchange Reports"), and (b) communication mailed by Interchange to its shareholders since January 1, 1998 and prior to the date hereof. No such Interchange Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1998, Interchange has timely filed all Interchange Reports and other documents required to be filed by is under the Securities Act and the Exchange Act, and, as of their respective dates, all Interchange Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

     Section 4.22 Books and Records. The minute books, stock certificate books and stock transfer ledgers of Interchange have been kept accurately in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of Interchange that properly should have been set forth therein and that have not been accurately so set forth.

     Section 4.23 Employee Benefit Plans.

     A. Set forth on Schedule 4.23(a) is a complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), all fringe benefit plans as defined in Section 6039D of the Code and, without limitation, all bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) is currently or has been at any time within the last sixty (60) months, maintained or contributed to by Interchange or any of the Interchange Subsidiaries, or with respect to which Interchange or any of the Interchange Subsidiaries has any material liability, or (ii) provides benefits, or describes policies or procedures applicable to any director, officer, employee, service provider, former director, former officer or former employee of Interchange or any of the Interchange Subsidiaries, or the dependents of any thereof, regardless of whether funded or unfunded (herein collectively the "Employee Plans" and each individually an "Employee Plan"). Interchange has delivered or made available to Interchange true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, summaries, employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments ("Funding Arrangements"), any contracts with independent contractors (without limitation, actuaries investment managers, etc.) that relate to any Employee Plan, the Form 5500 filed in each of the three (3) most recent plan years with respect to each Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto reasonably requested by Interchange.

     B. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA nor, without limitation, either a "multiple employer plan," or "multi-employer plan" (as either such term is defined in ERISA), nor has there been any such plan in existence since 1974. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would subject Interchange to any material taxes, penalties or other liabilities. Each Employee Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter, does not have any amendments for which the remedial amendment period under Code Section 401(b) (with extensions) has expired, and has been operated in all material respects in compliance with applicable law, and in accordance with its terms, and, except as disclosed on Schedule 4.23(b), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Employee Plan have been timely and completely filed or distributed in all material respects. Each Employee Plan has been operated in compliance with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code. There are no pending claims, lawsuits or actions of a material nature relating to any Employee Plan (other than ordinary course claims for benefits) and, to the knowledge of Interchange, none are threatened. No written or oral representations have been made to any employee or former employee of Interchange or any of the Interchange Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such person, their dependent, or any beneficiary for any period of time beyond the end of the current plan year or beyond termination of employment. Compliance with FAS 106 will not create any material change to the Interchange Financial Statements.

     C. Except as described in Schedule 4.23(d), Interchange and the Interchange Subsidiaries are completely insured by one or more insurance company(ies) for all health, dental, life disability or similar claims relating to an Employee Plan. No event has occurred or circumstances exist that could reasonably be expected to result in a material increase in premium costs of Employee Plans.

     D. All Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no changes in the information set forth therein.

     E. All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due to have been paid to or with respect to each Employee Plan and all contributions (other than claims) for any period ending on or before the Effective Time that are not yet due have been paid to each such Employee Plan.

     Section 4.24 Completion of Transaction. Interchange has no knowledge of any fact or circumstances relating to or affecting Interchange and the Interchange Subsidiaries that it reasonably believes would prevent Interchange from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or that would, without the incurrence of undue expense or time, prevent Interchange from obtaining all necessary regulatory approvals of the transaction contemplated by this Agreement.

     Section 4.25 Representations Not Misleading. No representation or warranty by Interchange contained in this Agreement, or any written statement, exhibit or schedule furnished to BVB by Interchange under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Interchange of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that will have a Material Adverse Effect on Interchange or Interchange's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of Interchange, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Interchange.

                                    ARTICLE V
                                COVENANTS OF BVB

     BVB hereby makes the covenants set forth in this Article V to Interchange as follows:

     Section 5.01 Best Efforts. BVB shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     Section 5.02 BVB Shareholders' Meeting. BVB, acting through the BVB Board shall:

     A. Duly call, give notice of, convene and hold, on a date mutually selected by BVB and Interchange, a meeting of its shareholders (the "BVB Meeting") as soon as practicable for the purpose of approving and adopting this Agreement and the transactions contemplated hereby, including the Merger, as required by the NJBCA;

     B. Not impose a requirement that the holders of more than the minimum required percentage (as set forth in BVB's current Certificate of Incorporation, current Bylaws or pursuant to provisions of the NJBCA requiring the lowest percentage vote) of the BVB Stock entitled to vote on this Agreement, approve the Merger and this Agreement;

     C. Cooperate and assist Interchange in (i) preparing a Registration Statement on Form S-4 relating to the shares of Interchange Stock to be issued to the shareholders of BVB as part of the Merger Consideration (the "Registration Statement") and a joint proxy statement of Interchange and BVB and prospectus of Interchange, including letter to shareholders, notice of special meeting and form of proxy, to be sent to the shareholders of Interchange and BVB in connection with the Merger (collectively, the "Joint Proxy Statement/Prospectus") and (ii) filing the Registration Statement and the Joint Proxy Statement/Prospectus (forming a part of the Registration Statement) with the S.E.C., including furnishing to Interchange all information concerning BVB that Interchange may reasonably request in connection with preparation of such Registration Statement and Joint Proxy Statement/Prospectus;

     D. Subject to the fiduciary duties of the BVB Board to the shareholders of BVB, (i) include in the Joint Proxy Statement/Prospectus the recommendation of the BVB Board that the shareholders of BVB vote in favor of the approval and adoption of the Merger and this Agreement and the transactions contemplated hereby, (ii) use its best efforts to obtain such shareholder approval of the Merger and this Agreement, and (iii) perform such other acts as may reasonably be requested by Interchange to ensure that such shareholder approval of the Merger and this Agreement is obtained; and

     E. Cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of BVB as soon as practicable following the effectiveness of the Registration Statement.

     Section 5.03 Information Furnished by BVB. BVB shall promptly, and in any event within ten (10) business days following receipt of a written request from Interchange, furnish or cause to be furnished to Interchange all information concerning BVB, including but not limited to financial statements, required for inclusion in any statement or application made or filed by Interchange to any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement and the Joint Proxy Statement/Prospectus) or in connection with any unrelated transactions during the pendency of this Agreement. BVB represents and warrants that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. BVB shall otherwise fully cooperate with Interchange in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

     Section 5.04 Affirmative Covenants. Except as otherwise permitted in writing by Interchange or required by this Agreement, from the date hereof until the Effective Time, BVB shall and shall cause the BVB Subsidiaries to:

     A. Maintain its corporate existence in good standing;

     B. Maintain the general character of its business and conduct its business in its ordinary and usual manner;

     C. Extend credit only in accordance with existing lending policies;

     D. Use all reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

     E. Use all reasonable efforts to obtain any approvals or consents required to maintain all existing contracts, leases and documents relating to or affecting its assets, Properties and business;

     F. Maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other Properties owned, leased or used by it (whether under its control or the control of others), in good operating repair and condition, ordinary wear and tear excepted;

     G. Maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion;

     H. Comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of BVB, the non-compliance with which could be expected to have a Material Adverse Effect on BVB;

     I. Permit Interchange and its representatives to examine its books, records and Properties and to interview officers, employees and agents at all reasonable times when it is open for business;

     J. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

     K. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

     L. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

     M. Account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP) and maintain the allowance for loan losses account for BVB in an adequate amount to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of BVB, but in no event shall BVB's allowance for loan losses account be less than 0.95% of its total loans outstanding;

     N. Promptly charge-off all loans past due 90 days or more, and charge-off all loans reasonably anticipated to be 90 days or more past due as of the Closing Date.

     O. Pay (or establish adequate reserves for) all costs, expenses and other charges to be incurred by BVB associated with the cancellation of any Contracts to be cancelled as a result of the Merger (including without limitation the cost of termination of its existing data processing agreement).

     P. Pay (or establish adequate reserves for) all costs, expenses and other charges to be incurred by BVB associated with the Merger.

     Section 5.05 Negative Covenants. Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time, BVB shall not and shall cause the BVB Subsidiaries not to, without the prior written consent of Interchange:

     A. Amend or otherwise change its Articles of Incorporation, Articles of Association, charter, or Bylaws;

     B. Issue, sell or authorize the issue or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share equivalents, or any other of its securities;

     C. Authorize or incur any long-term debt (other than deposit liabilities);

     D. Mortgage, pledge or subject to Lien or restriction any of its Property, business or assets, tangible or intangible except in the ordinary course of business and consistent with normal banking practices;

     E. Enter into any material agreement, contract or commitment in excess of $25,000, except for banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof;

     F. Make any investments, except investments made by BVB in the ordinary course of business, of Treasury securities with maximum maturities not more than two years and in denominations of not more than $1,000,000;

     G. Introduce any new material method of management or operation;

     H. Other than actions required by this Agreement, take any action that could reasonably be anticipated to result in a Material Adverse Change;

     I. Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude BVB from making such representations and warranties at the time of the Closing;

     J. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect;

     K. Incur any obligation or liability, whether absolute or contingent, except in the ordinary course of business and consistent with normal banking practices;

     L. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

     M. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

     N. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the capital stock of BVB, or obligate itself to purchase, retire or redeem, any of its shares of capital stock;

     O. Except as provided in Section 5.24, declare, make, set aside or pay any dividend or other distribution with respect to its capital stock;

     P. Sell, transfer, lease to others or otherwise dispose of any of its assets or Properties or cancel or compromise any debt or claim, or waive or release any right or claim;

     Q. Enter into any transaction other than in the ordinary course of business;

     R. Except in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

     S. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

     T. Increase the compensation of any officers, directors, employees of BVB or the BVB Subsidiaries, except increases pursuant to existing compensation plans or regular reviews and which increases as are consistent with past practices, provided that no such increase shall be more than four percent (4%) with respect to any individual officer, director or employee and provided further that any increases, either singularly or in the aggregate, shall be consistent with BVB's 2003 budget, a copy of which has been made available to Interchange;

     U. Engage in any transaction with any Affiliate or create any liability owed to such persons other than in the form of loans, deposits, wages, salaries and reimbursement of expenses created in the ordinary course of business and consistent with past practices;

     V. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person;

     W. Terminate, cancel or surrender any contract, lease or other agreement that, individually or in the aggregate, would constitute a Material Adverse Change;

     X. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

     Y. Make any capital expenditures, capital additions or betterments in excess of an aggregate of $10,000;

     Z. Unless otherwise approved in writing by Interchange, hire or employ any person with an annual salary equal to or greater than $25,000;

     AA. Sell (provided, however, that payment at maturity or prepayment is not deemed a sale) any Investment Security or purchase any Investment Security (other than U.S. Treasuries with a maturity of less than one year);

     BB. Other than loans fully secured by certificates of deposit or liquid, readily marketable collateral, make or alter any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $250,000, or renew or extend the maturity of any loan to any single borrower and his related interests in excess of the principal amount of $250,000 or that would increase the aggregate credit outstanding to any such borrower or his related interests by more than $250,000, without the prior consent of Interchange; or

     CC. Make, or renew or extend the maturity of, or alter any of the material terms of any classified loan.

     Section 5.06 Access; Pre-Closing Investigation. Subject to the provisions of Article X, BVB shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Interchange full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Properties, books, contracts, commitments, personnel and records of BVB, permit Interchange to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require, and furnish to Interchange during such period all such information concerning BVB and its affairs as Interchange may reasonably request, so that Interchange may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of BVB, including, without limitation, access sufficient to verify the value of the assets and the liabilities of BVB and the satisfaction of the conditions precedent to Interchange's obligations described in Article VIII of this Agreement. BVB agrees at any time, and from time to time, to furnish to Interchange as soon as practicable, any additional information that Interchange may reasonably request. No investigation by Interchange, or its representatives shall affect the representations and warranties set forth herein.

     Section 5.07 Invitations to and Attendance at Directors' and Committee Meetings. BVB shall give notice to two (2) designees of Interchange (which designees shall be reasonably acceptable to BVB), and shall invite such persons to attend all regular and special meetings of the BVB Board and all regular and special meetings of any senior management committee (including, but not limited to, the executive committee and the loan and discount committee of BVB) of BVB; provided, however, that Interchange's designees shall not have the right to attend any portion of any meeting at which the advisability of the transactions contemplated hereby is to be considered, or at which information to be disclosed is of a nature such that, in the reasonable opinion of the body holding the meeting following consultation with counsel, attendance of Interchange's designees would be inappropriate based on restrictions imposed by applicable antitrust, competition or similar laws or regulations. If the Merger is finally disapproved by any appropriate regulatory authority or if this Agreement is terminated pursuant to its terms, Interchange's designees will no longer be entitled to notice of and permission to attend such meetings.

     Section 5.08 Additional Financial Statements. BVB shall promptly furnish Interchange with true and complete copies of (i) Exchange Act reports and Call Reports for the Bank as filed with the S.E.C. and Regulatory Authorities between the date of this Agreement and the Effective Date, (ii) monthly directors' reports of BVB, and (iii) unaudited month-end financial statements of BVB.

     Section 5.09 Untrue Representations. BVB shall promptly notify Interchange in writing if BVB becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Interchange or any representation or warranty made in or pursuant to this Agreement or that results in BVB's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 5.10 Litigation and Claims. BVB shall promptly notify Interchange in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against BVB or any BVB Subsidiary or affecting any of their respective Properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change, and BVB shall promptly notify Interchange of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of BVB, threatened against BVB or any BVB Subsidiary that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by BVB pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 5.11 Notice of Material Adverse Changes. BVB shall promptly notify Interchange in writing if any change or development shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of BVB that has resulted in or may reasonably be expected to result in a Material Adverse Change or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to Interchange of any such changes, BVB shall not be relieved of any liability to Interchange pursuant to this Agreement for, nor shall the providing of such information by BVB to Interchange be deemed a waiver by Interchange of, the breach of any representation or warranty of BVB contained in this Agreement.

     Section 5.12 No Negotiation with Others. Except to the extent required in order for the BVB Board to fulfill its fiduciary duties to shareholders of BVB as determined by the written advice of counsel, neither BVB nor any of its Subsidiaries, Affiliates, employees, directors, officers, financial advisors or agents shall, directly or indirectly, (i) solicit, encourage, initiate or participate in any negotiations or discussions with any third party with respect to any offer or proposal to merge with or acquire BVB or any BVB Subsidiary or all or substantially all the business of BVB or any BVB Subsidiary whether by merger, acquisition, tender offer, exchange offer, purchase of stock, options, warrants or assets or otherwise; (ii) disclose to any third party any information concerning the business, Properties, books or records of BVB or any BVB Subsidiary, except in the ordinary course of business for purposes other than an acquisition or as compelled by law; or (iii) cooperate with any third party to make any proposal to merge with or acquire all or any part of the capital stock or assets of BVB or any BVB Subsidiary other than non-essential or excess assets. Promptly upon receipt of any unsolicited offer, BVB will communicate to Interchange the terms of any proposal or request for information and the identity of the parties involved.

     Section 5.13 Consents and Approvals. BVB (i) shall take all necessary corporate and other action and use its best efforts to obtain at the earliest practicable time all approvals of regulatory authorities, consents and other approvals required of BVB to carry out the transactions contemplated by this Agreement and (ii) will cooperate with Interchange and Interchange Bank to obtain all such approvals and consents required of Interchange and Interchange Bank.

     Section 5.14 Environmental Investigation; Right to Terminate Agreement.

     A. Interchange and its consultants, agents and representatives, at the sole cost and expense of Interchange, shall have the right to the same extent that BVB has the right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil, water, asbestos, septic system and ground sampling ("Environmental Inspections") at any time on or prior to twenty (20) days after the date of this Agreement. If, as a result of any such Environmental Inspection, further investigation ("Secondary Investigation") including, without limitation, test borings, soil, water, septic system and other sampling is deemed desirable by Interchange, Interchange shall (i) notify BVB of any Property for which it intends to conduct such a Secondary Investigation and the reasons for the Secondary Investigation, and (ii) at the sole cost and expense of Interchange, commence the Secondary Investigation, on or prior to forty-five
(45) days after the date of this Agreement. Interchange shall give reasonable notice to BVB of the Secondary Investigation, and BVB may place reasonable time and place restrictions on the Secondary Investigation.

     B. Interchange shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, Secondary Investigation or other environmental survey. If this Agreement is terminated, except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, Secondary Investigation or other environmental survey shall not be made by Interchange. Interchange shall make no such report prior to Closing unless required to do so by law, and in such case will give BVB reasonable notice of Interchange's intentions.

     C. Interchange shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.26 is not materially true and accurate; (ii) the results of such Environmental Inspection, Secondary Investigation or other environmental survey are disapproved by Interchange because the Environmental Inspection, Secondary Investigation or other environmental survey identifies material violations or potential violations of Environmental Laws; (iii) BVB refuses to allow Interchange to conduct an Environmental Inspection or Secondary Investigation in a manner that Interchange reasonably considers necessary; (iv) the Environmental Inspection, Secondary Investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change.

     D. BVB agrees to make available to Interchange and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. BVB also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Interchange and shall be entitled to certify the same in favor of Interchange and its consultants, agents and representatives and make all other data available to Interchange and its consultants, agents and representatives.

     Section 5.15 Restrictions on Resales. At least twenty (20) days prior to the Closing Date, BVB shall deliver to Interchange a list identifying each person who may reasonably be deemed an "affiliate" of BVB within the meaning of such term as used in Rule 145 under the Securities Act. BVB shall obtain and deliver to Interchange, not less than ten (10) days prior to the Closing Date, the signed agreement, in the form of Exhibit B hereto (the "Shareholder Letter"), of each "affiliate" of BVB, and of any person who may become an "affiliate" of BVB after the date of this Agreement, regarding compliance with the provisions of such Rule 145.

     Section 5.16 Shareholder Lists. After the date of this Agreement, BVB shall from time to time make available to Interchange, upon its request, a list of the shareholders of BVB and its addresses, a list showing all transfers of the BVB Stock and such other information as Interchange may reasonably request regarding both the ownership and prior transfers of the BVB Stock.

     Section 5.17 Employee Plans. BVB agrees the Employee Plans including, without limitation, the Bridge View Bank 401(k) Plan, and the Bridge View Bancorp Directors' Retirement Plan, may be terminated and accrued benefits paid in accordance with the provisions of such plan, frozen, modified or merged into similar employee benefit plans maintained by Interchange or any Interchange Subsidiary, including, without limitation, the Interchange State Bank Capital Investment Plan, on or after the Effective Date, as determined by Interchange in its sole discretion, subject to compliance with applicable law.

     Section 5.18 Employee Health and Welfare Plans. Without limitation, BVB agrees that BVB's employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, modified or merged into Interchange's welfare benefit plans on or after the Effective Date, as determined by Interchange in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of participants in such plans through the Effective Time.

     Section 5.19 BVB Stock Option Plans and BVB Stock Options. BVB shall take such action as is necessary under the BVB Stock Option Plans to (i) terminate such Stock Option Plans as of immediately prior to the Effective Date, (ii) cancel, effective as of immediately prior to the Effective Date, all BVB Stock Options, awards and stock appreciation rights granted under such BVB Stock Option Plans that are unexercised as of immediately prior to the Effective Date, and (iii) enter into a written agreement with each holder of an outstanding BVB Stock Option evidencing and acknowledging termination of the BVB Stock Option Plans and cancellation of all unexercised BVB Stock Options held by such option holder as of immediately prior to the Effective Date, providing for payment of all unexercised BVB Stock Options in the manner set forth in Section 1.09, and releasing BVB, the Bank, their respective boards of directors, agents, attorneys, stockholders, successors and assigns (including Interchange, Interchange Bank, their respective boards of directors, agents, attorneys and stockholders) from any and all obligations to such holder under any grant agreement regarding the BVB Stock Options.

     Section 5.20 Voting Agreement. Simultaneously with the execution of this Agreement, BVB and each of the directors of BVB shall execute and deliver to Interchange the Voting Agreement and Irrevocable Proxy in the form of Exhibit A attached hereto, and BVB acknowledges that pursuant to such agreement the directors of BVB have agreed that they will vote the shares of the BVB Stock owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals.

     Section 5.21 Non-Compete Agreements. Prior to the Closing Date, BVB shall use its best efforts to cause each of the persons identified on Exhibit C to enter into an agreement not to compete with Interchange to be dated as of the Closing Date and to become effective on the Effective Date (each a "Non-Compete Agreement"). The form of the Non-Compete Agreement is attached as Exhibit D hereto.

     Section 5.22 Accruals and Reserves. BVB shall establish such additional accruals and reserves as may be necessary (i) to conform BVB's accounting and credit loss reserve practices and methods to those of Interchange, consistent with Interchange's plans with respect to the conduct of BVB's business following the Merger and (ii) to the extent permitted by GAAP, to provide for the costs and expenses relating to the consummation by BVB of the Merger and the other transactions contemplated by this Agreement. BVB's representations, warranties, and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.22.

     Section 5.23 280G Payments. BVB shall amend (as described herein) any agreement(s) or understanding(s) providing for the payment, grant of any right or provision of any benefit to an employee of BVB as a result of or in connection with the Merger (including, without limitation, any payment in connection with a change in control agreement or in consideration of cancellation of outstanding BVB Stock Options) which would cause the limitations of Section 280G of the Code with respect to tax deductibility to be exceeded ("Excess 280G Agreements"). The amendment to any such Excess 280G Agreements shall provide for a reduction in the aggregate amount of all payments under such Excess 280G Agreements with respect to any individual employee to a level that will not exceed the limitations of Section 280G of the Code with respect to tax deductibility.

     Section 5.24 Dividends. BVB shall not declare, set aside or pay any dividend in respect of the BVB Stock or make any other distribution to shareholders (including, without limitation, any stock dividend, dividends in kind or other distribution), whether in cash, stock or other property, after the date of this Agreement, except that BVB may declare and pay its regular quarterly dividend on the BVB Stock not to exceed $0.10 per share at approximately the same time during each quarter which it has historically declared and paid such dividend; provided, however, that BVB and Interchange shall cooperate with each other to coordinate the record and payment dates of their respective dividends for the quarter in which the Effective Date occurs such that the holders of BVB Stock shall receive a quarterly dividend from either BVB or Interchange, but not from both with respect to such quarter.

     Section 5.25 Disclosure Schedules. At least ten (10) days prior to the Closing, BVB agrees to provide Interchange with supplemental disclosure Schedules to be delivered by BVB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

                                   ARTICLE VI
                            COVENANTS OF INTERCHANGE

     Interchange hereby make the covenants set forth in this Article VI to BVB as follows:

     Section 6.01 Best Efforts. Interchange shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     Section 6.02 Interchange Shareholders' Meeting. Interchange, acting through the Interchange Board of directors, shall:

     A. Duly call, give notice of, convene and hold, on a date mutually selected by BVB and Interchange, a meeting of its shareholders (the "Interchange Meeting") as soon as practicable for the purpose of obtaining the shareholder approval of the issuance of the Interchange Stock pursuant to the terms of this Agreement;

     B. Not impose a requirement that the holders of more than the minimum required percentage (as set forth in Interchange's current Certificate of Incorporation, current Bylaws or pursuant to provisions of the NJBCA requiring the lowest percentage vote) of the Interchange Stock entitled to vote to approve of the issuance of Interchange Stock pursuant to the terms of this Agreement;

     C. Subject to its fiduciary duties of the Interchange Board to the shareholders of Interchange, (i) include in the Joint Proxy Statement/Prospectus the recommendation of the Interchange Board that the shareholders of Interchange vote in favor of the approval of the issuance of the Interchange Stock in connection with the transactions contemplated by this Agreement, (ii) use its best efforts to obtain such shareholder approval of the issuance of the Interchange Stock pursuant to the terms of this Agreement, and (iii) perform such other acts as may reasonably be requested by BVB to ensure such shareholder approval of the issuance of Interchange Stock; and

     D. Cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of Interchange as soon as practicable following the effectiveness of the Registration Statement.

     Section 6.03 Regulatory Approvals and Registration Statement.

     A. Interchange, with the cooperation of BVB, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by Interchange in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the NJDOBI and the FDIC. Interchange shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

     B. Interchange shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement, the Interchange Stock for the Merger Consideration and shall, with the cooperation of BVB, file with the S.E.C. the Registration Statement, which Registration Statement will contain the Proxy Statement/Prospectus, and Interchange shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of BVB, at the time of the BVB Shareholders' Meeting and on the Effective Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

     C. Interchange shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

     D. Interchange shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of Interchange Stock to be issued pursuant to the Merger, and (ii) any filings required under the Exchange Act, relating to the Merger and the transactions contemplated herein.

     E. Interchange shall keep BVB reasonably informed as to the status of such applications and filings, and Interchange shall promptly furnish BVB and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

     F. Interchange shall not take any action at any time after the Effective Date which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code.

     Section 6.04 Information for Applications and Statements. Interchange shall promptly, but in no event later than ten (10) business days after receipt of a written request by BVB, furnish to BVB all information, data and documents concerning Interchange, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by BVB to, or filed by BVB with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and Interchange represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Interchange shall otherwise fully cooperate with BVB in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

     Section 6.05 Prohibited Acts of Interchange. Prior to the Closing, Interchange and, as applicable, the Interchange Subsidiaries shall not, without the prior written consent of BVB:

     A. Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to Interchange;

     B. Take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude Interchange from making such representations and warranties at the time of the Closing;

     C. Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by Interchange's independent auditors.

     Section 6.06 Access; Pre-Closing Investigation. Subject to the provisions of Article X, Interchange shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of BVB full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Properties, books, contracts, commitments, personnel and records of Interchange, permit BVB to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require, and furnish to BVB during such period all such information concerning Interchange and its affairs as BVB may reasonably request, so that BVB may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Interchange, including, without limitation, access sufficient to verify the value of the assets and the liabilities of Interchange and the satisfaction of the conditions precedent to BVB's obligations described in Article VIII of this Agreement. Interchange agrees at any time, and from time to time, to furnish to BVB as soon as practicable, any additional information that BVB may reasonably request. No investigation by BVB or its representatives shall affect the representations and warranties set forth herein.

     Section 6.07 Untrue Representations. Interchange shall promptly notify BVB in writing if Interchange becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to BVB or any representation or warranty made in or pursuant to this Agreement or that results in Interchange's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 6.08 Litigation and Claims. Interchange shall promptly notify BVB of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Interchange, threatened against Interchange that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by Interchange pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 6.09 Notice of Material Adverse Changes. Interchange shall promptly notify BVB in writing if any change or development shall have occurred or, to the best knowledge of Interchange, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Interchange that has resulted in or may reasonably be expected to result in a Material Adverse Change with respect to Interchange or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement.

     Section 6.10 Consents and Approvals. Interchange shall use its best efforts to obtain all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

     Section 6.11 Employee Matters. Interchange shall, with respect to each employee of BVB or any BVB Subsidiary at the Effective Time who continues in employment with Interchange or its Subsidiaries (each a "Continued Employee"), provide the benefits described in this Section 6.11. Subject to the right of subsequent amendment, modification or termination in the sole discretion of Interchange, each Continued Employee shall be entitled, as an employee of Interchange or its Subsidiaries, to participate in the employee benefit plans of Interchange as set forth in Schedule 6.11 hereto in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 6.11 is not intended to give any Continued Employee any rights or privileges superior to those of other similarly situated employees of Interchange or its Subsidiaries. The provisions of this Section
6.11 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Interchange shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans in which a Continued Employee may participate (excluding the Interchange Bank non-contributory defined benefit pension plan), credit each Continued Employee with his or her term of service with BVB or any BVB Subsidiary.

     Section 6.12 Conduct of Business in the Ordinary Course. Except as specifically provided for in this Agreement, Interchange shall conduct its business in the ordinary course as heretofore conducted. For purposes of this
Section 6.12, the ordinary course of business shall consist of the banking and related business as presently conducted by Interchange and the Interchange Subsidiaries, and engaging in acquisitions and assisting in the management of its Subsidiaries.

     Section 6.13 Disclosure Schedules. At least ten (10) days prior to the Closing, Interchange agrees to provide BVB with supplemental disclosure Schedules to be delivered by Interchange pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BVB

     All obligations of BVB under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by BVB), prior to or at the Closing, of each of the following conditions:

     Section 7.01 Representations and Warranties. All representations and warranties made by Interchange in this Agreement or in any document or schedule delivered to BVB in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

     Section 7.02 Performance of Interchange Obligations. Interchange shall have, or shall have caused to be, performed or observed in all material respects all agreements, terms, covenants and conditions required by this Agreement to be performed or observed by Interchange at or prior to the Closing.

     Section 7.03 Shareholder Approvals.

     A. The holders of at least the minimum required percentage of BVB Stock entitled to vote on this Agreement and the Merger shall have approved this Agreement and the Merger.

     B. The holders of at least the minimum required percentage of Interchange Stock entitled to vote on the issuance of shares of Interchange Stock comprising the Total Stock Consideration shall have approved the issuance of such additional shares.

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

     Section 7.04 Government and Other Approvals. Interchange and BVB shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Interchange, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities and other third parties, including, but not limited to, the S.E.C., the Federal Reserve, the FDIC and the New Jersey Department of Banking, and all applicable waiting periods shall have expired, and Interchange and BVB shall have received the approvals and consents of all third parties required to consummate this Agreement and any other agreement contemplated hereby and the transactions contemplated hereby. Such approvals and consents shall not have imposed, in the reasonable judgment of Interchange, any material requirement upon Interchange, including, without limitation, any requirement that Interchange sell or dispose of any significant amount of its assets. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Interchange may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

     Section 7.05 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (i) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of BVB or any of its Subsidiaries, (iii) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby, (iv) otherwise result in a Material Adverse Change, or (v) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby are consummated, subject Interchange or subject any officer, director, shareholder or employee of Interchange to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above.

     Section 7.06 Delivery of Closing Documents. BVB shall have received all documents required to be received from Interchange on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to BVB.

     Section 7.07 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement shall have been received and remain in effect.

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

     Section 7.08 Nasdaq Listing. The shares of Interchange Stock to be issued in the Merger shall have been approved for listing on the Nasdaq.

     Section 7.09 Federal Tax Opinion. BVB shall have received a copy of the Tax Opinion (as defined in Section 8.10).

     Section 7.10 No Material Adverse Change. There shall have been no Material Adverse Change with respect to Interchange since September 30, 2002.

                                  ARTICLE VIII
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INTERCHANGE

     All obligations of Interchange under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by Interchange), prior to or at the Closing, of each of the following conditions:

     Section 8.01 Representations and Warranties. All representations and warranties made by BVB in this Agreement or in any schedule delivered to Interchange pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true in all material respects as of such earlier date).

     Section 8.02 Performance of BVB Obligations. BVB shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by BVB prior to or at the Closing.

     Section 8.03 Shareholder Approvals.

     A. The holders of at least the minimum required percentage of BVB Stock entitled to vote on the Agreement and the Merger shall have approved this Agreement and the Merger.

     B. The holders of at least the minimum required percentage of Interchange Stock entitled to vote on the issuance of the shares of Interchange Stock comprising the Total Stock Consideration shall have approved the issuance of such additional shares.

     Section 8.04 Government and Other Approvals. Interchange and BVB shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Interchange, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities and other third parties, including, but not limited to, the S.E.C., the Federal Reserve, the FDIC and the New Jersey Department of Banking, and all applicable waiting periods shall have expired, and Interchange and BVB shall have received the approvals and consents of all third parties required to consummate this Agreement and any other agreement contemplated hereby, and the transactions contemplated hereby. Such approvals and consents shall not have imposed, in the sole judgment of Interchange, any material requirement upon Interchange, including, without limitation, any requirement that Interchange sell or dispose of any significant amount of its assets. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Interchange may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

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

     Section 8.05 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (i) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby illegal, invalid or unenforceable, (ii) require the divestiture of a material portion of the assets of BVB or any of its Subsidiaries, (iii) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby, (iv) otherwise result in a Material Adverse Change, or (v) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby are consummated, subject Interchange or subject any officer, director, shareholder or employee of Interchange to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) above.

     Section 8.06 Delivery of Closing Documents. Interchange shall have received all documents required to be received from BVB on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to Interchange.

     Section 8.07 Receipt of Shareholder Letters. Interchange shall have received from BVB the signed Shareholder Letters, in the form attached hereto as Exhibit B, of each person who may reasonably be deemed an "affiliate" of BVB within the meaning of such term as used in Rule 145 under the Securities Act.

     Section 8.08 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement shall have been received and remain in effect.

     Section 8.09 Nasdaq Listing. The shares of Interchange Stock to be issued in the Merger shall have been approved for listing on the Nasdaq.

     Section 8.10 Federal Tax Opinion. Interchange shall have received an opinion (the "Tax Opinion") of its counsel, Jenkens & Gilchrist, P.C., substantially to the effect that, if the Merger is consummated in accordance with the terms set forth in this Agreement:

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

     A. the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code;

     B. no gain or loss will be recognized for federal income tax purposes by the holders of shares of BVB Stock who exchange their BVB Stock solely for Interchange Stock in the Merger (except for cash received in lieu of fractional shares);

     C. the tax basis of the shares of Interchange Stock received by the holders of BVB Stock who exchange all of their BVB Stock solely for Interchange Stock in the Merger will be the same as the tax basis of the shares of BVB Stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest of Interchange Stock for which cash is received;

     D. the holding period of the shares of Interchange Stock received by such shareholders of BVB Stock pursuant to the Merger will include the period during which the BVB Stock surrendered therefor was held, provided such shares of BVB Stock were held as capital assets in the hands of the shareholder as of the Effective Time;

     E. with respect to a shareholder of BVB Stock who receives solely cash in exchange for all of such shareholder's shares of BVB Stock pursuant to the Merger (a) such shareholder generally will recognize gain or loss equal to the difference between the amount of cash received and the shareholder's aggregate tax basis for such shares or BVB Stock, (b) the nature of the gain or loss recognized will be capital gain or loss if the shares of BVB Stock exchanged were held as a capital asset, and (c) if, however, any such shareholder of BVB constructively owns shares of BVB Stock that are exchanged for shares of Interchange Stock in the Merger or owns shares of Interchange Stock actually or constructively after the Merger, the attribution to the shareholder of stock owned by a related party may prevent the transaction from qualifying for capital gain tax rates and instead result in any gain being treated as the distribution of a dividend, which is taxed at ordinary income rates; and

     F. with respect to a shareholder of BVB who receives a combination of cash and Interchange Stock in exchange for all of such shareholder's shares of BVB Stock pursuant to the Merger (a) such shareholder generally will recognize gain, but not loss, to the extent of the lesser of: (1) the excess, if any, of (A) the sum of the aggregate fair market value of the Interchange Stock received (including any fractional share of Interchange Stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of Interchange Stock) over (B) the shareholder's aggregate tax basis in the shares of BVB Stock exchanged in the Merger; and (2) the amount of cash received by such shareholder, (b) the tax basis in the Interchange Stock received pursuant to the Merger will equal such shareholder's aggregate tax basis in the shares of BVB Stock being exchanged, reduced by any amount allocable to a fractional share interest of Interchange Stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of taxable gain, if any, recognized by such shareholder in the Merger (including any portion of such gain that is treated as a dividend), (c) the holding period of the Interchange Stock received in the Merger will include the holding period for which shareholders of BVB Stock held their BVB Stock provided that such BVB Stock was held as a capital asset.

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

     The federal income tax consequences of the Merger to a shareholder of BVB generally will depend on whether the shareholder receives cash, Interchange Stock or a combination thereof in exchange for the shareholder's shares of BVB Stock. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Interchange, BVB and others.

     Section 8.11 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby (and not an accounting matter solely relating to Interchange's operations apart from the Merger) shall be reasonably satisfactory to Interchange (such condition shall be deemed not to be satisfied by any adjustment that shall reduce any capital ratio of Interchange to less than 50 basis points above "well capitalized" levels as defined in 12 C.F.R. Section 225.2(r)), Interchange shall not have received notification from any proper regulatory authority that Interchange's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Interchange shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

     Section 8.12 No Material Adverse Change. There shall have been no Material Adverse Change in BVB since September 30, 2002.

     Section 8.13 Termination and/or Integration of Employee Plans. Interchange shall have received evidence reasonably satisfactory to Interchange that, as of the Effective Time, all Employee Plans (other than such plans Interchange elects not to terminate) have been terminated and/or properly positioned to be integrated into the existing plans of Interchange or one of its Subsidiaries in accordance with the terms of such Employee Plans, the Code, ERISA and all other applicable laws and regulations on a basis satisfactory to Interchange in its sole discretion and that, to the extent Interchange deems necessary or appropriate, affected participants have been notified of such terminations and/or integrations.

                                   ARTICLE IX
                          TERMINATION AND ABANDONMENT

     Section 9.01 Expenses. Each of the parties hereto shall bear its respective costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; provided, however, in the event that:

     A. this Agreement is terminated by Interchange because (i) the Merger Agreement is not approved by the required vote of shareholders at the BVB Shareholders' Meeting, and (ii) either (a) the BVB Board (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval or (b) BVB shall have entered into an agreement to effect a Third Party Transaction (as defined in Section 9.02.J herein) within twelve (12) months from the date of this Agreement, BVB shall pay to Interchange within ten (10) business days after such termination
(y) a termination fee of $2,700,000, and (z) all documented fees and expenses of Interchange related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to BVB by Interchange within five (5) business days after termination, shall not exceed $250,000);

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

     B. this Agreement is terminated by BVB because of a Third Party Transaction (as defined in Section 9.02.J herein), BVB shall pay to Interchange within ten
(10) business days after such termination (y) a termination fee of $2,700,000, and (z) all documented fees and expenses of Interchange related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to BVB by Interchange within five (5) business days after termination, shall not exceed $250,000); or

     C. this Agreement is terminated by BVB because (i) the issuance of shares of Interchange Stock pursuant to the terms of this Agreement is not approved by the required vote of shareholders at the Interchange Meeting, and (ii) either
(a) the Interchange Board (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval or (b) Interchange shall have entered into an agreement to effect a Third Party Transaction (as defined in Section 9.02.J herein; provided, however, that for purposes of this Section 9.01.C, any reference to "BVB" in such definition shall be deemed to be a reference to "Interchange", and any reference to "Interchange" in such definition shall be deemed to be a reference to "BVB") within twelve (12) months from the date of this Agreement, Interchange shall pay to BVB, within ten (10) business days after such termination, a termination fee of $1,000,000.

     The parties hereto acknowledge that the agreements contained in this
Section 9.01 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, neither Interchange nor BVB would enter into this Agreement.

     Section 9.02 Right of Termination. Subject to any payments as provided in
Section 9.01, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of BVB as follows, and in no other manner:

     A. By mutual written agreement of BVB and Interchange, duly authorized by their respective boards of directors.

     B. By either BVB or Interchange (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if the conditions precedent to such parties' obligations to close specified in Articles VII and VIII, respectively, shall not have been satisfied on or before June 30, 2003, or such later date as may be mutually agreed to by Interchange and BVB.

     C. By either BVB or Interchange if (i) any of the transactions contemplated by this Agreement or any other agreement contemplated hereby, are disapproved by any regulatory authority whose approval is required to consummate such transactions, or (ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

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

     D. By Interchange if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or if any such application is approved with commitments, conditions or understandings, whether contained in an approval letter or otherwise, which, in the reasonable determination of Interchange, materially impairs the value of BVB and the BVB Subsidiaries, taken as a whole, to Interchange or which alters the economics of the transactions contemplated by this Agreement, including without limitation, the Merger.

     E. By Interchange if there shall have been any Material Adverse Change with respect to BVB.

     F. By BVB if there shall have been any Material Adverse Change with respect to Interchange.

     G. By Interchange, if BVB shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or any other agreement contemplated hereby, and such failure shall not have been cured within a period of thirty
(30) calendar days after notice from Interchange.

     H. By BVB, if Interchange shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and such failure shall not have been cured within a period of thirty (30) calendar days after notice from BVB.

     I. by Interchange or BVB, if this Agreement and the Merger is not approved by the required vote of shareholders of BVB, or if the issuance of additional shares of Interchange Stock is not approved by the required votes of shareholders of Interchange;

     J. by BVB, by written notice to Interchange, if (i) a proposal for a Third Party Transaction (as defined below) involving BVB has been made or received and the Board of Directors of BVB determines, in the exercise of its good faith judgment (based on written advice of independent legal counsel) that such termination is required in order for BVB's Board of Directors to comply with its fiduciary duties to BVB's shareholders, or (ii) following receipt by BVB of a proposal for a Third Party Transaction, the Board of Directors of BVB shall have altered its determination to recommend that the shareholders of BVB approve this Agreement and/or the Merger or shall have failed to proceed to hold the BVB Shareholders' Meeting to approve this Agreement and/or the Merger, in either case of which BVB shall give Interchange prompt written notice of its election to terminate this Agreement pursuant to this Section 9.02.J.

     For purposes of this Section 9.02.J, a "Third Party Transaction" shall include (i) any successful tender offer for more than 50% of the outstanding shares of BVB, ii) any merger or consolidation of BVB with or into any entity other than Interchange or an affiliate of Interchange, (iii) any sale of all or substantially all of the assets of BVB, (iv) any reorganization of BVB or other transaction that results or when completed would result in a disposition of substantially all of the assets of BVB, or (v) the issuance, sale or disposition of securities representing 50% or more of the common stock of BVB;

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     K. By BVB, if both (i) the Interchange Measurement Price during the
Valuation Period shall be less than $13.64 (which number shall be appropriately adjusted to give effect to any Share Adjustment relative to shares of Interchange Stock), and (ii) the number obtained by dividing the Interchange Average Price by the Interchange Initial Price (as defined below) is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from such quotient; subject, however, to the following four sentences. If BVB elects to exercise its right of termination pursuant to this Section 9.02.K, it shall give written notice to Interchange on the fourth (4th) business day prior to the Closing Date. Not later than the second (2nd) business day prior to the Closing Date, Interchange shall have the option to increase the Aggregate Merger Consideration Value to be received by the holders of BVB Stock hereunder (either by increasing the Total Cash Consideration, the Total Stock Consideration or both) by an amount equal to the product of (a) $13.64 minus the Interchange Measurement Price and (b) the Total Stock Amount. For purposes of such right, additional shares of Interchange Stock shall be valued at the Interchange Measurement Price. If Interchange elects to exercise this option, it shall give prompt written notice to BVB of such election and the revised Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 9.02.K and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so modified).

     For purposes of this Section 9.02.K:

     (i) "Index Group" shall mean all of those companies listed on Exhibit E, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of twenty (20) trading days ending at the end of the fifth trading day immediately preceding the Closing Date for such company to be acquired or to acquire another company in exchange for its stock where, in such later case, such company to be acquired would be a "significant subsidiary" of such acquiring company (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act. In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted accordingly.

     (ii) "Interchange Initial Price" shall be the average of the closing bid and asked price of a share of Interchange Common on the date of this Agreement.

     (iii) "Initial Index Price" shall mean the weighted average (weighted in accordance with the percentages listed on Exhibit E) of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is publicly traded, on the date of this Agreement.

     (iv) "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of twenty (20) trading days ending on the fifth (5th) business day prior to the Closing Date.

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

     (v) "Final Index Price" shall mean the weighted average (weighted in accordance with the percentages listed on Exhibit E) the Final Prices for all of the companies comprising the Index Group.

     L. By BVB, if the Interchange Measurement Price during the Valuation Period shall be less than $11.94 (which number shall be appropriately adjusted to give effect to any Share Adjustment relative to shares of Interchange Stock); subject, however, to the following four sentences. If BVB elects to exercise its right of termination pursuant to this Section 9.02.L, it shall give written notice to Interchange on the fourth (4th) business day prior to the Closing Date. Not later than the second (2nd) business day prior to the Closing Date, Interchange shall have the option to increase the Aggregate Merger Consideration Value to be received by the holders of BVB Stock hereunder (either by increasing the Total Cash Consideration, the Total Stock Consideration or both) by an amount equal to the product of (a) $11.94 minus the Interchange Measurement Price and (b) the Total Stock Amount. For purposes of such right, additional shares of Interchange Stock shall be valued at the Interchange Measurement Price. If Interchange elects to exercise this option, it shall give prompt written notice to BVB of such election and the revised Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 9.02.L and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so modified).

     M. By Interchange in accordance with the provisions of Section 5.14.

     Section 9.03 Notice of Termination. The power of termination provided for by Section 9.02 hereof may be exercised only by a notice given in writing, as provided in Section 12.06 of this Agreement.

     Section 9.04 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of termination of this Agreement pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto, except (i) for liability of BVB pursuant to Section 9.01 hereof, (ii) that Article X, Article XI, Section 9.04 and Section 12.02 shall survive any termination of the Agreement, and (iii) notwithstanding anything to the contrary herein, termination will not relieve a breaching party from liability for any willful and material breach of any provision of this Agreement.

                                    ARTICLE X
                            CONFIDENTIAL INFORMATION

     Section 10.01 Definition of "Recipient," "Disclosing Party" and "Representative". For purposes of this Article X, the term "Recipient" shall mean the party receiving the Subject Information (as such term is defined in Section 10.02 hereof) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (i) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and
(ii) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

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     Section 10.02 Definition of "Subject Information". For purposes of this
Article X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being non public, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

     Section 10.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and any other agreement contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants, attorneys and investment bankers) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); (ii) any of such Subject Information may be disclosed by a Recipient who has been ordered by a court to do so or is required by law to do so; and (iii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

     Section 10.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     Section 10.05 Return of Subject Information. In the event of termination of this Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

     Section 10.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of
Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

                                   ARTICLE XI
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ADDITIONAL
                                    REMEDIES

     Section 11.01 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive Closing.

     Section 11.02 Additional Remedies. Nothing contained in this Article XI shall limit or otherwise affect the remedies available to Interchange, or its officers, directors or agents with respect to any claim or cause of action arising out of the willful misconduct, fraud or gross negligence of BVB or any shareholder, employee or agent of BVB. Nothing contained in this Article XI shall limit or otherwise affect the remedies available to BVB, or its officers, directors, shareholders or agents with respect to any claim or cause of action arising out of the willful misconduct, fraud or gross negligence of Interchange or any shareholder, employee or agent of Interchange.

                                   ARTICLE XII
                                 MISCELLANEOUS

     Section 12.01 Brokerage Fees and Commissions.

     A. Interchange hereby represents to BVB that, except as set forth on
Schedule 12.01(a), no agent, representative or broker has represented Interchange in connection with the transactions described in this Agreement. BVB shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Interchange, and Interchange hereby agrees to indemnify and hold BVB harmless for any amounts owed to any agent, representative or broker of Interchange.

     B. BVB hereby represents to Interchange that, except as set forth on
Schedule 12.01(b), no agent, representative or broker has represented BVB, its directors and officers, or, to the knowledge of BVB, any of the shareholders of BVB in connection with the transactions described in this Agreement. Interchange shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of BVB or any shareholder of BVB, and BVB agrees to indemnify and hold Interchange harmless for any amounts owed to any agent, representative or broker of BVB or any shareholder of BVB.

     Section 12.02 Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     Section 12.03 Entire Agreement. This Agreement (including the documents and instruments referred to herein), and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     Section 12.04 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

     Section 12.05 Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any present or future rule of law or public policy, then: (i) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iii) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

     Section 12.06 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

   If to BVB:

   Bridge View Bancorp
   457 Sylvan Avenue
   Englewood Cliffs, New Jersey 07632
   Telecopy No: (201) 871-3101
   Attention: Mr. Albert F. Buzzetti
              President and Chief Executive Officer

   with a copy to:

   Roger Mehner, Esq.
   Charles Berman, Esq.
   Bourne, Noll & Kenyon, P.C.
   382 Springfield Avenue
   Summit, New Jersey 07901
   Telecopy No: (908) 277-6808
   and:

   John A. Schepisi, Esq.
   Schepisi & McLaughlin
   473 Sylvan Avenue
   Englewood Cliffs, New Jersey 07632
   Telecopy No: (201) 569-5350

   If to Interchange:

   Interchange Financial Services Corporation
   Park 80 West/Plaza Two
   Saddle Brook, New Jersey 07663
   Telecopy No: (201) 843-3945
   Attention: Mr. Anthony S. Abbate
              President and Chief Executive Officer

   with a copy to:

   Peter G. Weinstock, Esq.
   Scott J. Luedke, Esq.
   Jenkens & Gilchrist, a Professional Corporation
   1445 Ross Avenue, Suite 3200
   Dallas, Texas 75202-2799
   Telecopy No: (214) 855-4300


     Section 12.07 Governing Law.

     A. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (INCLUDING THOSE LAWS RELATING TO CHOICE OF
LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF NEW JERSEY, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

     B. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN BERGEN COUNTY, NEW JERSEY.

     Section 12.08 Multiple Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A telecopy of facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     Section 12.09 Certain Definitions.

     A. "Affiliate" means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     B. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), (iii) the Clean Water Act, 33 U.S.C. ss. 251 et seq., as amended ("CWA"), (iv) the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended ("CAA"),
(v) the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended ("TSCA"), (vi) the Emergency Planning and Community Right to Know Act, 15 U.S.C. ss. 2601 et seq., as amended ("EPCRKA"), and (vii) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended.

     C. "Governmental Entity" means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

     D. "Hazardous Material" means, without limitation, (i) any "hazardous wastes" as defined under RCRA, (ii) any "hazardous substances" as defined under CERCLA, (iii) any toxic pollutants as defined under CWA, (iv) any hazardous air pollutants as defined under CAA, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (vii) asbestos, (viii) polychlorinated biphenyls, (ix) underground storage tanks, whether empty, filled or partially filled with any substance, (x) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (xi) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

     E. "Investment Securities" means all securities held by BVB and reflected as an asset of BVB in accordance with GAAP.

     F. "Material Adverse Change" means any material adverse change in the financial condition, assets, Properties, key employees, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations or prospects of BVB or Interchange, as applicable, and their respective Subsidiaries taken as a whole, and, in the case of BVB, specifically includes, without limitation, any change that reduces the tangible shareholders' equity of BVB below $28,000,000; provided, however, that no action taken by BVB solely in order to comply with the requirements of Section 5.22(i) hereof and no payment pursuant to Section 1.09 hereof relative to the cancellation of outstanding BVB Stock Options shall be deemed to result in a Material Adverse Change.

     G. "Material Adverse Effect" means any effect that (i) is, or would reasonably be likely to be, material and adverse to the business, operations, financial condition or results of operations or prospects of BVB or Interchange, as applicable, and their respective Subsidiaries taken as a whole, or (ii) does, or would reasonably likely to, prevent such party from consummating the Merger and the other transactions contemplated hereby.

     H. The term "Property" or "Properties" shall include all real property owned or leased, including, but not limited to, properties that have been foreclosed on as well as their respective premises and all improvements and fixtures thereon.

     I. "Regulatory Agency" means (i) any self-regulatory organization, (ii) the Federal Reserve, (iii) the NJDOBI, (iv) the FDIC, or (v) any other federal or state governmental or regulatory agency or authority having or claiming jurisdiction over a party to this Agreement or the transactions contemplated hereby.

     J. "Subsidiary" means, when used with reference to an entity, any corporation, partnership or limited liability company, twenty percent (20%) of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     Section 12.10 Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 12.11 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     Section 12.12 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word "or" is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns.

     Section 12.13 No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 12.14 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 12.15 Public Disclosure. Except as otherwise required by applicable law or regulation, neither BVB nor Interchange shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 12.16 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party in the manner provided in Section 12.06 hereof, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.06 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

     Section 12.17 Amendments. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of this Agreement by the shareholders; provided, however, that after the approval of this Agreement by the shareholders, there shall not be, without the further approval of the shareholders, any amendment of this Agreement that decreases the consideration to be paid for the BVB Stock as set forth in Section 1.06 or that materially and adversely affects the rights of the shareholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                            [Signature Page Follows]

                [Signature Page To Agreement and Plan of Merger]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Interchange:                    INTERCHANGE FINANCIAL SERVICES CORPORATION

                                By: /s/ Anthony S. Abbate
                                ------------------------------
                                Anthony S. Abbate,
                                President and Chief Executive Officer


BVB:                            BRIDGE VIEW BANCORP

                                By: /s/ Albert F. Buzzetti
                                -------------------------------
                                Albert F. Buzzetti,
                                President and Chief Executive Officer

                                    EXHIBIT A

                 FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

                 FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

     This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of November 18, 2002, is executed by and among Bridge View Bancorp, a New Jersey corporation located in Englewood Cliffs, New Jersey ("BVB"), Interchange Financial Services Corporation, a New Jersey corporation located in Saddle Brook New Jersey ("Interchange"), Anthony S. Abbate ("Abbate"), as a proxy, Albert F. Buzzetti ("Buzzetti"), as a substitute proxy, and certain other shareholders of BVB set forth on the signature page hereto (together with Buzzetti, referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

     WHEREAS, Interchange and BVB have executed that certain Agreement and Plan of Merger, dated as of November 18, 2002 (the "Reorganization Agreement"), providing for the merger of BVB with and into Interchange (the "Merger"). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

     WHEREAS, Sections 1.11 and 5.20 of the Merger Agreement require that BVB deliver to Interchange the irrevocable proxies of the Shareholders as a condition of, and simultaneously with, execution of the Merger Agreement; and

     WHEREAS, Interchange is relying on the irrevocable proxies in incurring expenses in reviewing BVB's business, in preparing information to be distributed to BVB's shareholders in accordance with Section 5.02 of the Merger Agreement ("Shareholder Information"), in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Interchange, BVB and the Shareholders undertake, promise, covenant and agree with each other as follows:

     1. As of the date hereof, the Shareholders beneficially own, and own of record, that number of shares of common stock, no par value per share, of BVB (the "BVB Stock") set forth below their names on the signature pages hereto (all such shares and any shares hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares"). The Shareholders have the full legal capacity and authority to execute, deliver and perform this Agreement in accordance with its terms. The Shareholders hereby agree to vote at the shareholders' meeting referred to in Section 5.02 of the Merger Agreement (the "BVB Meeting") such Shareholder's Shares and to direct the vote of all such Shares or to give written consent as to all such Shareholder's Shares to an action in lieu of the BVB Meeting in favor of approval of the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Merger.

     2. If BVB conducts a meeting of, solicits written consents from, or otherwise seeks a vote of its shareholders with respect to any Acquisition Transaction (as that term is defined below) or any other matter which may contradict any provision of this Agreement or the Merger Agreement or may prevent Interchange or BVB from consummating the Merger, then the Shareholders shall vote the shares in the manner most favorable to consummation of the Merger and the transactions contemplated by the Merger Agreement.

     "Acquisition Transaction" shall, with respect to BVB, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company or entity with BVB or any BVB Subsidiary, (ii) a purchase, lease or other acquisition of all or substantially all the assets of BVB or any BVB Subsidiary, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of BVB or any BVB Subsidiary after the date of this Agreement,
(iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of BVB or any BVB Subsidiary, (v) a public proxy or consent solicitation made to stockholders of BVB seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, or
(vi) the making of a bona fide offer or proposal to the BVB Board or shareholders of BVB, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

     3. In order to better effect the provisions of Sections 1, 2 and 5 of this Agreement, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Abbate, with full power of substitution, his or her true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at the BVB Meeting or to give written consent to an action in lieu of the BVB Meeting as to, all of such Shareholder's Shares in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, with such modifications to the Merger Agreement as the parties thereto may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement or the Merger if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

     4. Abbate, by his execution below, hereby appoints Buzzetti as substitute proxy to act as the Proxy Holder under this Agreement; provided, however, that such appointment of Buzzetti as Proxy Holder is subject to revocation by Abbate at any time upon notice to BVB. Buzzetti, by his execution below as substitute Proxy Holder, agrees to vote all of the Shareholders' Shares at the BVB Meeting or to give written consent to an action in lieu of the BVB Meeting, in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, with such modifications to the Merger Agreement as the parties may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement or the Merger if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

     5. Each Shareholder hereby covenants and agrees that, until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, directly or indirectly, without the prior written consent of Interchange, (i) sell, assign, transfer or dispose of any of such Shareholder's Shares, (ii) hypothecate such shares under terms that would prevent the voting thereof, or (iii) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto except as herein provided, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the Shares, in connection with a transaction pursuant to which twenty-five percent (25%) or more of the voting power of BVB Stock is, or control of BVB otherwise is, transferred to a person or entity other than a party to this Agreement.

     Notwithstanding any of the foregoing, any Shareholder may make such gifts of such Shareholder's Shares as such Shareholder may choose to make so long as the recipient of such Shareholder's Shares executes and delivers an amendment to this Agreement whereby such recipient becomes bound by the terms of this Agreement.

     6. This proxy shall be limited strictly to the power to vote the Shares with respect to the Merger in the manner set forth in Sections 2 and 3, and shall not extend to any other matters.

     7. The Shareholders acknowledge that Interchange is relying on this Agreement in incurring expenses in reviewing BVB's business, in preparing the Shareholder Information, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING SECTION 14A:5-19(3) OF THE NEW JERSEY BUSINESS CORPORATION ACT. The Shareholders and BVB acknowledge that the performance of this Agreement is intended to benefit Interchange.

     8. This Agreement and the irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Merger Agreement.

     9. The vote of the Proxy Holder shall control in any conflict between his vote of the Shares and a vote by the Shareholders of the Shares, and BVB agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement and the Merger as set forth in Section 1 hereof.

     10. Each certificate representing any of the Shares shall bear the following endorsement, noted conspicuously thereon:

     The shares of stock represented by this certificate are subject to the terms of a Voting Agreement and Irrevocable Proxy dated November 18, 2002, a copy of which is on file in the principal office of BVB.

     11. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by Interchange, BVB and such Shareholder.

     12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     13. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     14. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     15. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

                            [Signature Page Follows]

       [Signature Page to Form of Voting Agreement and Irrevocable Proxy]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                          INTERCHANGE FINANCIAL SERVICES CORPORATION, a New Jersey Corporation

                          By:
                            -------------------------------------------
                              Anthony S. Abbate, President and CEO

                          By:
                            -------------------------------------------
                              Benjamin Rosenzweig, Secretary

                          Address for Interchange:

                          Interchange Financial Services Corporation
                          Park 80 West/Plaza II
                          Saddle Brook, New Jersey 07663



                          BRIDGE VIEW BANCORP,
                          a New Jersey Corporation

                          By:
                            -------------------------------------------
                              Albert F. Buzzetti, President and CEO

                          By:
                            -------------------------------------------
                              Michele Albino, Secretary


                          Address for BVB:

                          Bridge View Bancorp
                          457 Sylvan Avenue
                          Englewood Cliffs, New Jersey 07632

                                 PROXY HOLDER:

                                 -------------------------------------------
                                 Anthony S. Abbate

                                 Address for Proxy Holder:

                                 Interchange Financial Services Corporation
                                 Park 80 West/Plaza II
                                 Saddle Brook, New Jersey 07663

                                 SUBSTITUTE PROXY HOLDER:

                                 -------------------------------------------
                                 Albert F. Buzzetti

                                 Address for Substitute Proxy Holder:

                                 Bridge View Bancorp
                                 457 Sylvan Avenue
                                 Englewood Cliffs, New Jersey 07632


                                 SHAREHOLDERS:


                                 -------------------------------------------
                                 Name: Albert F. Buzzetti
                                 Number of Shares Owned:_____________


                                 -------------------------------------------
                                 Name: Gerald A. Calabrese, Jr.
                                 Number of Shares Owned:_____________


                                 -------------------------------------------
                                 Name: Glenn L. Creamer
                                 Number of Shares Owned:_____________


                                 -------------------------------------------
                                 Name: Mark Metzger
                                 Number of Shares Owned:_____________

                                 -------------------------------------------
                                 Name: Jeremiah F. O'Connor, Jr.
                                 Number of Shares Owned:_____________


                                 -------------------------------------------
                                 Name: Joseph C. Parisi
                                 Number of Shares Owned:_____________


                                 -------------------------------------------
                                 Name: John A. Schepisi
                                 Number of Shares Owned:_____________

                                    EXHIBIT B

                           FORM OF SHAREHOLDER LETTER

                           FORM OF SHAREHOLDER LETTER

Interchange Financial Services Corporation
Park 80 West/Plaza II
Saddle Brook, New Jersey 07663
Attention: Secretary

Gentlemen:

     I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of Bridge View Bancorp, a New Jersey corporation ("BVB").

     Pursuant to an Agreement and Plan of Merger, dated as of November 18, 2002 (the "Merger Agreement") between BVB and Interchange Financial Services Corporation, a New Jersey corporation ("Interchange"), it is contemplated that BVB will merge with and into Interchange (the "Merger") and as a result, I will receive, if I so elect, in exchange for each share of Common Stock, no par value per share, of BVB ("BVB Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of Common Stock, no par value per share, of Interchange ("Interchange Stock"), as more specifically set forth in the Merger Agreement.

     I hereby agree as follows:

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Interchange Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

     I consent to the endorsement of the certificates representing the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

             "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Interchange Financial Services Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Interchange's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time of such disposition an affiliate of Interchange and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed by the Securities Act) and Interchange has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Interchange and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Interchange shall have received an opinion of counsel acceptable to Interchange to the effect that the stock transfer restrictions and the legend are not required.

     I have carefully read this letter agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for BVB.

                                             Sincerely,


                                             --------------------------------

                                    EXHIBIT C

                    PERSONS TO DELIVER NON-COMPETE AGREEMENTS

                            Gerald A. Calabrese, Jr.
                                Glenn L. Creamer
                                  Mark Metzger
                              Jeremiah F. O'Connor
                                Joseph C. Parisi
                                John A. Schepisi

                                    EXHIBIT D

                          FORM OF NON-COMPETE AGREEMENT

                          FORM OF NON-COMPETE AGREEMENT

     This NON-COMPETE AGREEMENT (the "Agreement") is made and entered into as of the ____day of _________________ 2003, by and between Interchange Financial Services Corporation, a New Jersey corporation ("Interchange"), and _________________, an individual resident of the State of New Jersey ("Seller").

                                   WITNESSETH:

     WHEREAS, the Seller is a shareholder of Bridge View Bancorp ("BVB") and an [officer/director] of BVB and/or one or more of its subsidiaries, including Bridge View Bank (the "Bank"); and

     WHEREAS, Interchange and BVB are parties to that certain Agreement and Plan of Merger, dated November 18, 2002 (the "Merger Agreement"), pursuant to which BVB will be merged with and into Interchange (the "Merger"), and Interchange will acquire all of the capital stock of BVB in exchange for cash and shares of the common stock of Interchange (the "Merger Consideration"); and

     WHEREAS, pursuant to the terms of the Merger Agreement, all shareholders of BVB, including Seller, will exchange 100% of the shares of capital stock of BVB owned by them at the effective date of the Merger for the Merger Consideration; and

     WHEREAS, BVB owns 100% of the issued and outstanding capital stock of the Bank; and

     WHEREAS, Interchange will continue to carry on the business presently conducted by BVB and the Bank; and

     WHEREAS, as a condition to consummation of the transactions contemplated by the Merger Agreement, Interchange and Seller are required to enter into this Agreement (terms with their initial letter capitalized and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement).

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. Non-compete Covenants. For and in consideration of (i) consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) the payment by Interchange to Seller of the Merger Consideration set forth in the Merger Agreement, (iii) execution of this Agreement by Interchange, (iv) the appointment of Seller to the Board of Directors of Interchange or Interchange Bank pursuant to which Seller shall receive an annual retainer and access to proprietary information regarding Interchange or Interchange Bank, Seller agrees that, during the term of this Agreement as set forth in Section 2 hereof, Seller shall not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:

     A. Solicit the banking business of any current customers of the Bank;

     B. Within Bergen County, New Jersey:

     (i) acquire, charter, operate or enter into any franchise or other operating agreement with any financial institution,

     (ii) serve as an officer, director, agent or seller to any financial institution, or

     (iii) establish or operate a branch or other office of a financial institution.

     C. Recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding twelve (12) months was, an employee of either BVB or the Bank.

     If any court of competent jurisdiction should determine that any term or terms of this covenant is too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall reform such term or terms in order that such term or terms comply with applicable law, and shall enforce such reformed term or terms to the maximum extent permissible under applicable law.

     2. Term and Termination.

     A. The term of the Agreement shall commence on the Effective Date of the Merger Agreement, and shall terminate and all obligations hereunder shall cease, except for liabilities or claims that shall have arisen or accrued in connection with such termination, on the earlier to occur of:

     (i) two (2) years after the Seller ceases to be a director of Interchange or Interchange Bank;

     (ii) five (5) years after the date hereof;

     (iii) upon the removal of Seller from the Board of Directors of Interchange or Interchange Bank without cause; or

     (iv) upon the effective date of a change in control of Interchange.

     B. The failure by any party to this Agreement on any occasion to exercise its right to terminate this Agreement as provided herein shall not be deemed to be a waiver of such party's right to terminate this Agreement in respect to that breach (provided it shall be continuing) or of any subsequent breach.

     3. Specific Performance/Injunctive Relief. Seller acknowledges that performance of the terms of this Agreement constitutes valuable, special and unique property of Interchange critical to its business and that any breach of this Agreement by him will give rise to irreparable injury to Interchange that is not compensable in money damages. Accordingly, Seller agrees that Interchange shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of this Agreement by Seller. Seller further agrees to waive any requirement for the securing or posting of any bond or the proof of any actual damages in connection with such remedies. Such remedies shall not be exclusive and shall be in addition to any other remedy that Interchange may have at law or in equity.

     4. Deductions. Interchange shall not deduct from Seller's consideration any Federal, state and local income taxes, social security taxes or other amounts as Interchange would be required to deduct under applicable laws and governmental regulations if such payments were made to its employees.

     5. Reasonableness of Restrictions. Seller has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement contain reasonable limitations as to time, geographical area, scope of activity to be restrained, and do not impose a greater restraint than is necessary to compensate Interchange for the consideration paid to the Seller pursuant to the Merger Agreement and to protect the goodwill or other legitimate business interests of Interchange.

     6. Extension of Term of Restrictive Covenant. If Seller violates any restrictive covenant contained in Section 1, or if an action to enforce a restrictive covenant contained in Section 1 is pending in a court of competent jurisdiction, then the term of such restrictive covenant will be extended by adding to it the number of days that Seller's violation continues and the number of days during which such court action is pending. If there are both a violation and a pending court action, then the number of days that each continues will be added to the term of such restrictive covenant, but days on which both continue will be counted only once.

     7. Disparagement of Interchange. Seller agrees, without limitation, not to disparage or otherwise malign Interchange's, including its subsidiaries, or the Bank's business or banking reputation.

     8. Successors and Assigns. This Agreement shall be binding upon the parties and their heirs, legal representatives, successors and assigns. Interchange may assign its interest in this Agreement, and all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by its assignee or successor-in-interest. The rights and obligations of Seller under this Agreement are personal to him, and no such rights, benefits or obligations shall be assignable, except that his personal representatives and heirs may enforce the obligations of Interchange hereunder.

     9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF NEW JERSEY, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

     10. Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

     11. Notice. Unless otherwise provided herein, any and all payments, notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 11. All communications must be in writing and addressed as follows:

   IF TO SELLER:

   _________________________

   _________________________

   _________________________

   _________________________

   _________________________

   IF TO COMPANY:

   Interchange Financial Services Corporation
   Park 80 West/Plaza II
   Saddle Brook, New Jersey 07663
   Telecopy: (201) 843-3945
   Attention: Mr. Anthony S. Abbate
              President and Chief Executive Officer

     12. Remedies. If Seller breaches or threatens to breach any term or provision contained herein, Interchange will be entitled to seek and obtain a temporary restraining order, a temporary injunction, and a permanent injunction to enjoin and prohibit Seller from violating the terms and provisions of this Agreement. Interchange's right to seek and obtain such relief will not be construed to prevent Interchange from pursuing, either concurrently or conjunctively, any other legal or equitable remedies available by contract, law, or otherwise for such breach or threatened breach, nor to preclude Interchange from seeking to recover damages from Seller.

     13. No Delay, Waiver, Etc. No delay on the part of the parties hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

     14. Modification. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto.

     15. Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                               [Signatures Follow]

                [Signature Page to Form of Non-Compete Agreement]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                      "Seller"


                      -------------------------------------



                      INTERCHANGE FINANCIAL SERVICES CORPORATION, a New Jersey corporation

                      -----------------------------------------------
                      Anthony S. Abbate, President and Chief Executive Officer

                                    EXHIBIT E

                                   INDEX GROUP

Institution                                              Weighting

Harleysville National Corporation                          9.34%
U.S.B. Holding Co., Inc.                                   6.52%
Sterling Financial Corporation                             8.53%
Financial Institutions, Inc.                               6.16%
Tompkins Trustco, Inc.                                     6.60%
Community Banks, Inc.                                      5.22%
Sterling Bancorp                                           5.33%
Suffolk Bancorp                                            7.64%
Arrow Financial Corporation                                4.79%
State Bancorp, Inc.                                        3.06%
Lakeland Bancorp, Incorporated                             5.41%
Omega Financial Corporation                                6.05%
Royal Bancshares of Pennsylvania                           4.15%
PennRock Financial Services                                4.00%
Columbia Bancorp                                           3.01%
Patriot Bank Corp.                                         1.83%
First United Corporation                                   2.08%
Peapack-Gladstone Financial                                4.70%
First of Long Island Corp.                                 2.83%
Sun Bancorp, Inc.                                          2.75%